Exhibit 99.2

S T R A T E G I C C O M B I N A T I O N M A Y 2 0 1 6

Disclaimer

Cautionary Note Regarding Forward-Looking Statements

The statements in this document that are not historical facts may be forward-looking statements. These forward-looking statements involve substantial risks and uncertainties. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements New York REIT, Inc. (the "Company") makes. Forward-looking statements may include, but are not limited to, statements regarding stockholder liquidity and investment value and returns.

The words "anticipates," "believes," "expects," "estimates," "projects," "plans," "intends," "may," "will," "would," and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that might cause such differences include, but are not limited to, the factors included in the Company's reports filed with the Securities and Exchange Commission (the "SEC"), particularly in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 26, 2016, the Company's latest Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed with the SEC on May 10, 2016 and in Exhibit 99.4 to the Current Report on Form 8-K, filed with the SEC on May 25, 2016, as such Risk Factors may be updated from time to time in subsequent reports. The Company does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

General JBG Disclaimer

Information in this presentation has been provided to NYRT by JBG in connection with the Combination Transactions subject to the terms of Combination Agreement. Certain of this information is based solely on JBG's estimates using data available to JBG and assumptions made by JBG and JBG's current business plans, which may change. In certain instances, these estimates and assumptions have been used as a basis to derive asset values and potential future Property-Level NOI. There can be no assurance that the assumptions or estimates used are accurate or that the asset values or potential future Property-Level NOI based on the assumptions or estimates will be achieved. Asset values and Property-Level NOI may also vary for a number of other reasons. You are cautioned not to place undue reliance on these estimates and assumptions or any information derived therefrom. For more information on the risks and uncertainties related to these estimates please see the risk factors included as Exhibit 99.4 to the Company's Current Report on Form 8-K filed with the SEC on May 25, 2016.

Disclaimer (Cont'd)

Additional Information About the Proposed Transaction

In connection with the proposed transaction, the Company expects to file with the SEC relevant materials, including a definitive proxy statement which will be mailed or otherwise disseminated to the Company's stockholders when it becomes available. THE COMPANY'S STOCKHOLDERS ARE ENCOURAGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors may obtain free copies of the proxy statement and other relevant documents filed by the Company with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by the Company with the SEC are also available free of charge on the Company's website at http://www.NYRT.com.

This document does not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company or the solicitation of any vote or approval. The issuance of common stock and OP Units in connection with the proposed transaction will be submitted to the stockholders of the Company for their approval.

Property-Level NOI Growth Estimates

The estimated growth in Property-Level NOI is based on JBG management's estimates as to growth in its Property-Level NOI. This information is not an historical fact and should not be relied upon as being necessarily indicative of future results. The estimates are based on numerous assumptions that may not be accurate, including assumptions as to Property-Level NOI that will be generated from lease-up opportunities, assets under construction or redevelopment, assets for which development has been planned but not yet commenced and the land bank. These assumptions may prove to be wrong. The estimates are also based on the assumption that there will not be any property sales, although the combined company expects to make certain asset sales as part of its deleveraging strategy. Important factors that may cause actual Property-Level NOI to be substantially lower than the growth in Property-Level NOI estimated and assumed by JBG include, but are not limited to, risks and uncertainties relating to JBG and other factors described in the risk factors included as Exhibit 99.4 to the Company's Current Report on Form 8-K filed with the SEC on May 25, 2016. The estimates also reflect assumptions as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in the estimates. Accordingly, there can be no assurance that the estimates will be realized.

Market Data

Market data and industry forecasts are used throughout this presentation. The Company has obtained certain market and industry information from market research prepared for JBG by Jones Lang LaSalle Americas, Inc., a nationally recognized real estate consulting firm. In addition, the Company has obtained certain market data from publicly available information and industry publications. These sources generally state that the information they provide has been obtained from sources believed to be reliable, but the accuracy and completeness of the information are not guaranteed. The forecasts and projections are based on industry surveys and the preparers' experience in the industry and there is no assurance that any of the projections or forecasts will be achieved. The Company believes that the surveys and market research others have performed are reliable, but has not independently verified this information.

Participants in Solicitation Relating to the Proposed Transaction The Company, JBG and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Company’s stockholders in respect of the matters to be submitted to the stockholders of the Company for their approval in connection with the proposed transaction. Information regarding the Company’s directors and executive officers can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on February 26, 2016. Information regarding JBG’s executive officers can be found on Exhibit 99.3 to the Company’s Current Report on Form 8-K filed with the SEC on May 25, 2016. Additional information regarding the interests of such potential participants will be included in the proxy statement and other relevant documents filed with the SEC in connection with the proposed transaction when they become available. These documents are available free of charge on the Company’s website and from the Company using the sources indicated above. Note About JBG’s Portfolio Pursuant to the transaction agreement, the composition of JBG’s portfolio and the nature and amount of its interest in properties that comprise it are subject to change between now and completion of the proposed transaction. There can be no assurance that the transaction will close and, if it does, whether the properties discussed herein will be included as set forth herein or at all. Disclaimer (Cont’d) Non-GAAP Measures This document includes information derived from JBG’s Adjusted Historical Asset-Level NOI and Adjusted Historical Asset-Level NOI, Before Rent Abatements, which are Non-GAAP measures. JBG’s management uses these Non-GAAP measures as supplemental performance measures for its assets and believes they provide useful information to investors, but they may not be comparable to other real estate companies’ similarly captioned Non-GAAP measures, including any Non-GAAP measures used by the Company, and should be considered only as supplements to net operating income (loss) (computed in accordance with GAAP) as a measure of the operating performance of JBG’s assets. Additional information about these Non-GAAP measures, including a reconciliation to net operating income (loss) (computed in accordance with GAAP), can be found in Exhibit 99.3 to the Company’s Current Report on Form 8-K filed with the SEC on May 25, 2016. This document also includes information derived from the Company's Cash NOI which is a Non-GAAP measures. The Company's management uses Cash NOI as a supplemental performance measure for its assets and believes they provide useful information to investors, but it may not be comparable to other real estate companies’ Cash NOI, including any Non-GAAP measures used by JBG, and should be considered only as supplements to net operating income (loss) (computed in accordance with GAAP) as a measure of the operating performance of the Company assets. Additional information about Cash NOI, including a reconciliation to net operating income (loss) (computed in accordance with GAAP), can be found in the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 10, 2016.

Transaction Highlights

S i t u a t i o n O v e r v i e w 1 On October 1, 2015, NYRT announced its retention of the Eastdil Secured division of Wells Fargo Securities as strategic advisor to identify and evaluate potential strategic transactions at the entity or asset level Background 2 Goal The ultimate goal of the process was to best maximize value for the Company over the long -term 3 NYRT considered various alternatives in order to achieve long -term maximum value for stockholders, including: •Sale or merger of the Company •Liquidate portfolio asset-by-asset •Bring in new investors for minority or majority positions Strategic Alternatives 4 There was a robust process in which over 60 potential investors signed corporate -level NDAs and over 50 signed property-level NDAs (including certain potential investors who also signed corporate - level NDAs) Process 5 Conclusion The proposed transaction with JBG will best maximize value for the Company over the long -term 1

Transaction Rationale

NYRT NEW YORK REIT + THE JBG COMPANIES

On May 25, 2016, NYRT entered into a combination agreement with the JBG Companies that NYRT believes fulfills the goals of the NYRT strategic alternatives process and will maximize value for the Company over the long-term

1	Scale	Gives the combined company scale which increases float, increases relevance to REIT investors and spreads G&A costs
2	Internalized Management	External management contract will terminate if the transaction closes, thereby improving alignment of stockholders with the management team and creating G&A savings
3	Embedded Growth	Combined company poised for significant near- and long-term internal growth through what we believe is an attractive in-place JBG development platform and pipeline
4	Capital Raising Flexibility	Provides significant capital raising flexibility including institutional capital or public market capital to achieve overall lowest cost of capital
5	NYC and DC Focus	Combination with JBG creates a best-in-class urban, mixed-use REIT with a high-quality portfolio in New York City and Washington, DC, two of the most desirable institutional real estate investment markets in the US
6	Balance Risk Profiles	Complementary portfolios with well-occupied, long-term leased New York REIT assets matched with higher growth JBG Washington, DC assets

2

Transaction Overview

Structure & Consideration	• 133 JBG assets contributed to NYRT (43 office, 28 multifamily, 21 retail and 41 land bank assets)[(1)] • 319.9M shares of NYRT common stock and operating partnership (OP) units issued to JBG equity holders[(2)] • JBG to invest $142.0M of additional equity (including operating cash flow) into the Company between March 31, 2016 and closing
Pro Forma Ownership	• Total pro forma fully diluted ownership of approximately 34.8% for existing NYRT stockholders and approximately 65.2% for existing JBG equity holders[(2)] • Current JBG team (including executive officers, inside directors and additional employees of the combined company) will own approximately 15% of the combined company[(3)] • Effective lock-up of one year on OP units and 60 days on common stock
Corporate Organization	• Combined entity will change its name to JBG Realty Trust, Inc. and trade on the NYSE under the ticker "JBG" • Corporate headquarters in Chevy Chase, MD with a New York City office • 9 member Board of Directors with 6 independents, including 1 current NYRT board member • Intend to have best-in-class corporate governance
Pro Forma Capitalization	• Total Equity Market Capitalization of $4.8B and Total Enterprise Value ("TEV") of $8.4B[(4)] • Pro Rata Net Debt of $3.6B and Implied Net Debt / Total Enterprise Value of 43% • Currently have a signed term sheet with Bank of America for a $1.0B senior unsecured credit facility with a $500M accordion feature which is required to be in place as a condition to the closing of the transaction to fund transaction costs and provide liquidity for the Company

(1) Includes operating, construction, pre-development and land bank assets.
(2) Ownership percentage and shares allocated to JBG based on estimate of outstanding NYRT Shares at close of 170.7M shares assuming conversion of LTIP Units and OP units.
(3) Pro forma ownership percentages do not give effect to the incentive equity grants planned to occur shortly after closing.
(4) Calculated as pro forma shares outstanding of 490.6M multiplied by NYRT closing share price of $9.77 on May 24, 2016 plus NYRT Net Debt of $1,182M and JBG Net Debt of $2,433M.

3

Transaction Overview (Cont'd)

Internalized Management	• Combined company to be internally managed • Plan to hire the Advisor's existing on-the-ground asset management and investments team • Current NYRT CEO Mike Happel expected to consult during transition period • Elimination of the $12M external advisor fee
Capital Recycling & Deleveraging Plan	• Internally-funded business plan through capital recycling • Identified $1.5 - $2.0B of non-core properties for potential asset sales and strategic joint ventures to facilitate near term deleveraging • Plan to decrease leverage post-close and target a steady-state range of 7.0x - 8.0x Net Debt / EBITDA
Dividend	• We expect to establish a sustainable and growing dividend which will be in the range of public peer level payout ratios • Transaction allows us to right-size the dividend to $0.15 - $0.20 per share per annum post-closing[(1)] • Plan to retain capital to fund high growth opportunities within the portfolio and reduce leverage
Expected Closing	• 4Q 2016, subject to closing conditions, including NYRT stockholder approvals of issuance of common stock and OP units

(1) Future dividends represent an estimate based on current expectations; however, all future dividends will be determined by the combined public company board of directors and will depend on future operating results and thus there can be no certainty of theses expected dividend levels.

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Who is JBG?

FULLY-INTEGRATED REAL ESTATE INVESTMENT COMPANY WITH 50+ YEAR TRACK RECORD

THE JBG COMPANIES

- Premier pure-play, urban, mixed-use, vertically-integrated platform in DC Metro Area
- Diversified, high-quality assets in attractive, densely populated, Metro-accessible, urban infill submarkets
- Substantial potential growth prospects through lease-up, high-quality development pipeline and embedded infill land bank
- Efficient capital allocation capabilities poised to fund growth
- Multi-generational management team with proven track record, extensive experience and substantial economic alignment

		DC Peers[1]				
	JBG[1]	VNO[2]	BXP[2]	WRE	FPO	PGRE[2]
# OPERATING ASSETS	72	71	48	53	85	5
OPERATING SF	11.3M	16.3M	9.1M	10.1M	6.9M	1.6M
CONSTRUCTION SF	1.2M	1.4M	1.0M	0.1M	0.3M	-

TOP WORK PLACES 2016 — The Washington Post

preqin — One of the Top Consistent Performing Closed-End Private Real Estate Fund Managers since 2011

NAIOP — COMMERCIAL REAL ESTATE DEVELOPMENT ASSOCIATION — National Developer of the Year (2012) — Sustainable Development Award (2014)

WASHINGTON BUSINESS JOURNAL — BPtW — 2015 BEST PLACES TO WORK

Note: Peer set data as of 3/31/2016 per latest SEC filings.
(1) Statistics shown at pro rata share.
(2) For VNO, BXP and PGRE, shows Washington, DC segment data.

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Proven Stewards of Capital

TRACK RECORD OF OUTSIZED RISK-ADJUSTED RETURNS IN THE WASHINGTON, DC MARKET

SINCE **1999**

$3.7B	Over 250	132	$1.1B	36.6%	2.3x
EQUITY RAISED	INVESTMENTS	INVESTMENTS SOLD	EQUITY BASIS SOLD	GROSS LEVERAGED IRR	EQUITY MULTIPLE

OPPORTUNITY FUNDS				REALIZED INVESTMENTS				
JBG Opportunity Funds	Vintage	Equity	Estimated Leverage	Number of Investments	Equity Invested	Average Hold Period	Gross Levered IRR	Equity Multiple
Fund I	1999	$28M	75.2%	29	$29M	4.9	35.6%	5.0x
Fund II	2002	$29M	72.6%	9	$22M	4.2	41.3%	3.4x
Fund III	2002	$210M	64.6%	15	$116M	4.2	46.2%	4.3x
Fund IV	2004	$250M	66.1%	14	$157M	4.4	31.8%	2.3x
Fund V	2005	$528M	58.9%	30	$434M	2.6	39.6%	1.6x
Fund VI	2007	$600M	63.2%	18	$165M	5.2	2.8%	1.2x
Fund VII	2008	$576M	55.9%	13	$87M	4.1	36.9%	3.6x
Fund VIII	2011	$753M	55.6%	4	$75M	3.1	34.8%	2.3x
Fund IX	2014	$680M	–	–	–	–	–	–
AGGREGATE (I - IX)	-	$3.7B	59.7%	132	$1.1B	4.1	36.6%	2.3x

Note: There can be no assurance that the combined company will be able to replicate the performance achieved by the JBG funds with respect to the historical gross levered IRRs and equity multiples achieved by the JBG funds with respect to realized investments. The historical gross levered IRRs and equity multiples do not reflect the impact of carried interests or asset management fees, as applicable, paid to JBG or cash based general and administrative expenses we would expect the combined company to incur in the future in connection with the operation of these assets.

6

JBG Strategy - What Makes Us Different

PURE-PLAY — URBAN — MIXED-USE

- ✓ Concentrate investment in urban submarkets in path of growth with sustainable long-term advantages
- ✓ Execute "Placemaking™" strategy through dedicated mixed-use teams to generate premium asset values
- ✓ Target investments with asymmetric risk profiles that provide substantial upside and limited downside
- ✓ Focus on risk-adjusted returns and efficient capital allocation with opportunistic use of joint ventures
- ✓ Collaborative culture with broad ownership participation and focus on investor alignment

7

New York City Expansion a Strategic and Logical Step for JBG

NYC Expansion Has Been in the Works

- JBG has been planning an expansion to NYC for over 2 years
- Logical extension of JBG's urban mixed-use history and skill set
- NYC offers complementary market to Washington, DC

We Have the Platform and Skill Sets to Compete in NYC

- The NYRT portfolio consists of stable and well-located assets that provide immediate scale to support a full local team and a strong base for expansion
- JBG's differentiated business model distinct from major NYC competitors

Clear Path to Integrate and Grow NYC Platform

- Plan to retain and integrate local team
- Current NYRT CEO Mike Happel expected to advise as consultant during transition
- Intend to grow platform with similar mixed-use focus
- Intend to deepen NYC relationships methodically over time

Near-term Opportunities

- **Internalization of asset and property management**
- **1440 Broadway repositioning and lease-up**
- **Capitalization of Worldwide Plaza option**

Long-term Opportunities

- **Submarkets in path of growth**
- **Acquisition of undervalued properties with long-term redevelopment potential**

8

Multi-Generational Management Team With Proven Record

Management and Inside Directors	Age	Years with JBG	Years in Industry	Experience
Executive Management				
Matthew Kelly *Chief Executive Officer* *& Inside Director*	43	12	18	Has worked at The JBG Companies since 2004 and serves as a Managing Partner and a member of JBG's Executive Committee and Investment Committee
James Iker *Chief Investment Officer* *& Interim Chief Financial Officer*	43	14	21	Has worked at The JBG Companies since 2002 and serves as a Managing Partner and a member of JBG's Executive Committee and Investment Committee
David Paul *President* *& Chief Operating Officer*	53	9	25	Has worked at The JBG Companies since 2007 and serves as a Managing Partner and a member of JBG's Executive Committee and Investment Committee
Brian Coulter *Chief Development Officer*	56	29	31	Has worked at The JBG Companies since 1986 and serves as a Managing Partner and a member of JBG's Executive Committee and Investment Committee
Inside Directors(1)				
Michael Glosserman *Co-Chairman of the Board*	70	37	43	Has worked at The JBG Companies since 1979 and serves as a Managing Partner, a member of JBG's Investment Committee and Chair of JBG's Executive Committee. Board Member of the CoStar Group since 2008
Robert Stewart *Co-Chairman of the Board*	54	28	30	Has worked at The JBG Companies since 1988 and serves as a Managing Partner, a member of JBG's Executive Committee and Chair of JBG's Investment Committee

~15% Management and Insider Ownership(2)

(1) Matthew Kelly, Chief Executive Officer, will also serve as an inside director.
(2) Includes executive officers, inside directors and additional current JBG employees. Pro forma ownership percentages do not give effect to the incentive equity grants planned to occur shortly after closing.

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Well Respected Board of Directors

Independent Directors	Age	Experience
Glenn Hutchins *Lead Independent Director*	60	Chairman of North Island and Co-Founder of Silver Lake. Serves as independent director of AT&T and Nasdaq, Inc. and director of the Federal Reserve Bank of New York and as Vice Chairman of the Brookings Institution and the Economic Club of New York
Michael Barnello *Independent Director*	50	President and Chief Executive Officer of La Salle Hotel Properties (NYSE: LHO) since 2009
Jamie Behar *Independent Director*	59	Former Managing Director, Real Estate & Alternative Investments, for General Motors Investment Management Corporation from 2005 to 2015 and Portfolio Manager since 1986. Serves as an Independent Director of Sunstone Hotel Investors, Inc. (NYSE: SHO) and Gramercy Property Trust (NYSE: GPT)
Scott Estes *Independent Director*	45	Executive Vice President and Chief Financial Officer of Welltower Inc. (NYSE: HCN) since 2009
Alan Forman *Independent Director*	50	Yale University Investments Office since 1990, Director of Real Assets and oversees the Endowment's real estate portfolio. Current board member of Kimpton Group Holdings and former director of Acadia Realty Trust (NYSE: AKR)
Randolph Read *Independent Director*	63	Current Chairman of the New York REIT Board and non-Executive Chairman of Healthcare Trust, Inc. since 2015. Formerly President of the Greenspun Corporation, which included real estate owner/developer American Nevada Company. Former President of Wynn Development at Wynn Resorts Ltd.

Post-Closing Intent:

- Majority Independent ✓
- Non-staggered Board ✓
- 100% Stock Compensation ✓
- Stockholder Friendly Anti-Takeover Provisions ✓
- Intend to Opt-Out of MUTA ✓

Board of Directors designed for best-in-class Corporate Governance and Stockholder Alignment

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Combined Company Overview

P r o F o r m a C a p i t a l i z a t i o n As of 3/31/2016 Pro Forma $9.77 (2) $9.77 $9.77 170.7 319.9 490.6 $1,668.1M $3,125.5M $4,793.6M $1,282.3M $2,483.5M $3,765.8M (100.2) (50.6) (150.8) $1,182.1M $2,432.9M $3,615.0M $2,850.2M $5,558.4M $8,408.6M 41% 44% 43% Note: Data shown at pro rata share. (1) (2) (3) Pro forma Total Enterprise Value does not include $142M of additional equity to be invested (including operating cash flow) between 3/31/16 and closing. NYRT Current Share Price used as a proxy for JBG’s standalone Equity Market Capitalization. There can be no assurance that JB G’s Equity Market Capitalization would be based on NYRT’s Current Share Price. Total Debt includes pro rata share of property-level debt. Note: excludes the effect of the intended new credit facility of $1.0 B which will be used to pay transaction costs, refinance certain property-level debt and NYRT’s existing term loans and revolving credit facility. 11 Net Debt / TEV Total Enterprise Value ("TEV") Net Debt Total Debt (3) Less: Cash and Cash Equivalents Equity Market Capitalization Stock Price (As of close on 5/24/2016) x Fully Diluted Shares Outstanding (in millions) Combination(1) JBG Standalone NYRT Standalone

C o m b i n e d P o r t f o l i o H i g h l i g h t s SCALE AND DIVERSITY TO COMPETE WITH BEST-IN-CLASS OPERATORS IN GATEWAY MARKETS 18 = + 100% SUBMARKETS (1) (2) (3) (4) (5) Excludes Viceroy Hotel. Calculation excludes assets held for redevelopment. Assumes completion of all construction and pre-development projects . Assumes portfolio stays static other than the completion of the construction and pre-development assets. Estimated potential density at pro rata share. 12 OPERATING (1) ASSETS 100% PRIME NYC BUILT/RENOVATED SINCE 2005 EMBEDDED FUTURE GROWTH PIPELINE IN (5) 15M SF LAND BANK IN 2020 (4) 92 OPERATING ASSETS 11YRS AVERAGE AGE OPERATING CONST./PREDEV (3) 72+20 ASSETSASSETS (2) 79%98% BUILT/RENOVATEDINSIDE THE SINCE 2005BELTWAY OR METRO-SERVED New York City Washington, DC

S t r o n g C o m b i n e d F o o t p r i n t i n T w o G a t e w a y M a r k e t s STRATEGICALLY LOCATED ASSETS IN THE PATH OF GROWTH NORTH ROCKVILLE 263K SF SHADY GROVE 586K SF MIDTOWN WEST 1.4M SF ROCKVILLE PIKE CORRIDOR 1.3M SF MIDTOWN EAST 81K SF MIDTOWN 43K SF GARMENT DISTRICT 268K SF TIMES SQUARE SOUTH 752K SF SILVER SPRING 342K SF TAKOMA 124K SF BROOKLAND/ FORT TOTTEN 124K SF BETHESDA 717K SF CHEVY CHASE 25K SF CHELSEA 447K SF GREENWICH VILLAGE 33K SF RESTON 1.4M SF MCLEAN 170K SF UPTOWN 293K SF GEORGETOWN 545K SF RB CORRIDOR 888K SF TYSONS CORNER 19K SF U STREET/SHAW 467K SF NoMA 208K SF CAPITOL HILL 208K SF CBD 294K SF VIENNA 25K SF SOUTHWEST 438K SF TRIBECA 168K SF SOUTHEAST 2.1M SF NEW YORK CITY ANNANDALE 358K SF WASHINGTON, DC I-395 CORRIDOR 2.2M SF POTOMAC YARD 40K SF Portfolio concentrated on the West Side where tenant demand in Manhattan is prominent Portfolio concentration around transit-oriented centers with nearly 90% of SF Inside Beltway and/or Metro-served EISENHOWER AVE. 25K SF 13 Note: All statistics pro rata. Square footage shown for operating, under construction and pre-development assets. Brooklyn, LaPlata, P ikesville, Rt. 28 South/Chantilly and Woodbridge Not Shown (Off Map).

S i g n i f i c a n t l y I m p r o v e s S c a l e a n d D i v e r s i t y SCALE AND DIVERSITY TO COMPETE WITH BEST-IN-CLASS OPERATORS IN GATEWAY MARKETS NYRT Standalone(1) 18 JBG Standalone 72 Combination(1) 90 Tota l Operating Assets Tota l Operating SF(2) 3.2M 11.3M 14.5M Opera ting Portfolio Lea sed %(3) 96.3% 90.1% 91.4% SF Under Cons truction(2) / Pre-Lea s e % - / - 1.2M / 52.8%(4) 1.2M / 52.8%(4) Pre-Devel opment Pi pel ine (SF)(2) - 1.4M 1.4M La nd Pa rcels / Es ti mated Potenti a l Density (SF)(2) - / - 41 / 14.8M 41 / 14.8M DC Ret il 7% NYC Retail 5% NYC Retail 13% Retail DC 5% Multifamily DC Multifamily 21% 13% $115M Pro Rata NOI DC Office 45% $200M $315M Pro Rata NOI NOI by As set Type(5) Pro Rata NOI DC Office 72% NYC Office 32% NYC Office 87% NYC 37% $115M Pro Rata NOI $200M Pro Rata NOI $315M Pro Rata NOI NOI by Loca tion(5) DC 63% NYC 100% DC 100% Note: Data shown at pro rata except for leased and pre-leased portfolio statistics. (1) (2) (3) (4) (5) Data excludes Viceroy Hotel. SF shown at pro rata share. Occupancy as of March 31, 2016, inclusive of leases signed but not yet commenced. Weighted average calculation excludes multifamily assets. 1Q16 annualized NOI of office and stand-alone retail portfolios for NYRT including free rent and annualized adjusted historical asset-level 1Q16 NOI annualized for JBG, excluding management company. 14

Significantly Improves Scale

SCALE TO COMPETE WITH BEST-IN-CLASS OPERATORS IN GATEWAY MARKETS

Substantially increases scale to compete with high-barrier, gateway market-focused mid and large cap peers

Total Enterprise Value



$2.9B
$6.7B
$6.8B
$8.4B (1)
$10.8B
$22.6B
$30.6B
$35.0B
Standalone NYRT
ESRT
PGRE
Pro Forma JBG Combination
DEI
SLG
BXP
VNO

Source: Company SEC filings. Market data as of May 24, 2016.

Note: TEV defined as Market Value + Debt + Preferred Stock + Minority Interest - Cash and Equivalents. Proportionate share of Joint Venture debt and debt related to subsequent events included where appropriate and available.

(1) Total Enterprise Value calculated as pro forma shares outstanding of 490.6M multiplied by NYRT closing share price of $9.77 on May 24, 2016 plus NYRT Net Debt of $1,182M and JBG Net Debt of $2,433M.

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W e l l - L e a s e d O f f i c e A n d R e t a i l O p e r a t i n g P o r t f o l i o P r o v i d e s B a s e l i n e S t a b i l i t y • 87% of pro forma property-level NOI during 1Q 2016 (approximately 13% from multifamily) • 93% pro forma leased with limited near term rollover • Average remaining pro forma lease term of 8.25 years • No tenant representing greater than 7% of Annualized Rent or Total SF (excluding the US Government which represents approximately 30% of Annualized Rent) Combined Company Top Office and Retail Tenants Combined Company Office and Retail Lease Expiration Schedule(1) Annualized Rent At Share ($000s)(2) Percent of Combined Annualized Rent(2) Total SF At Share (000s) % Combined Lease Expiration 6.0% 4.9% 6.1% 2.8% 5.6% Top 10 Tenants 1. 3,494 $127,565 29.6% 649 630 2. 302 29,273 6.8% SF in 000s 3. 401 19,330 4.5% 4. 215 14,884 3.5% 5. 203 12,102 2.8% 6. 144 8,916 2.1% 7. 159 7,916 1.8% 8. 103 5,379 1.2% 9. 161 4,810 1.1% 10. 60 4,658 1.1% 2016 2017 2018 2019 2020 Total Top 10 Tenants 5,241 $234,833 54.5% DC Office DC Retail NYC Office NYC Retail Source: Company Filings as of March 31, 2016 for NYRT. (1) SF shown at share. NYRT figures excludes Viceroy Hotel. (2) Top office and retail tenants by annualized rent on a combined basis. 16 520 590 296

Washington, DC Growth Prospects

SUBSTANTIAL POTENTIAL GROWTH THROUGH LEASE-UP, HIGH-QUALITY DEVELOPMENT PIPELINE AND EMBEDDED INFILL LAND BANK

1 Contractual

Signed But Not Yet Commenced Leases

- 46 signed but not yet commenced leases
- 37 of these leases are estimated to commence by March 31, 2017
- ~$7M of potential pro rata NOI[(1)] from pro rata contractual rent of ~$9M

Burn off of Abatements

- Contractual pro rata NOI of ~$13M from the burn-off of free rent[(2)]

2 Near-term Growth

Embedded Growth in Operating Portfolio

- 8 recently acquired / delivered / renovated assets are ~55.6% leased[(3)]
- 10 stabilized assets with embedded growth opportunity currently are ~79.5% leased[(3)]
- ~$15M of potential pro rata NOI from potential pro rata rent of ~$17M[(4)]
- Pro rata cost to stabilize of ~$16M

Delivery of Assets Under Construction

- 8 assets under construction and inside the Beltway and/or Metro served
- Remaining pro rata cost to complete of ~$392M
- ~65% of office pipeline is pre-leased, with ~$14M of potential pro rata NOI from pro rata contractual rent of $21M[(5)]
- ~$35M of potential pro rata NOI, excluding pre-leased office[(6)]

3 Long-term Growth

Pre-Development Pipeline

- 12 pre-development assets, 6 of which will be in a position to commence construction by March 31, 2017
- Remaining pro rata cost to complete of ~$680M
- ~$67M of potential pro rata NOI[(6)]

Land Bank

- 41 future development land parcels with an estimated potential density of ~15M pro rata SF
- JBG management's estimated pro rata value of $391M

Note: Information as of March 31, 2016.

Lease-Up Disclaimer: This information is based on JBG's estimates and assumptions. There can be no assurance that the actual amount of potential incremental annualized rent from lease up opportunities generated by the relevant assets will not be substantially lower. The ability to achieve these lease percentages and rental rates may be adversely affected by an increase in supply or deterioration in the office, retail or multifamily market, competition, difficulties attracting new tenants or retaining existing tenants and other factors.

Construction/Pre-Development Disclaimer: This information is based on target yields and other estimates made by JBG for assets planned for redevelopment, construction assets and pre-development assets. There can be no assurance that the actual amount of NOI generated by the relevant assets will not be substantially lower based on numerous other factors, including delays or difficulties in leasing and stabilizing these assets, failure to obtain estimated occupancy and rental rates, inability to collect anticipated rental revenues, tenant bankruptcies and unanticipated expenses at these assets that cannot be passed on to tenants.

Land Bank Disclaimer: This information is based on JBG's estimates and assumptions. There can be no assurance that the actual density will not be substantially lower based on numerous factors, including the inability to obtain necessary zoning, land use and other required entitlements, as well as building, occupancy and other required governmental permits and authorizations and changes in the entitlement, permitting and authorization processes that restrict or delay the ability to develop, redevelop or use the land bank at anticipated density levels. The estimated value contemplates estimates of any entitlement costs, option payments, ground lease payments or other costs required to access the estimated potential density.

(1) Represents base rent before abatements and straight line rent adjustments, plus estimated tenant reimbursements for the month in which the lease commences, multiplied by twelve. Triple net leases are converted to a gross basis by adding estimated tenant reimbursements to base rent. Assumes 65% NOI margin on 16th & I Street and 90% NOI margin on remaining leases.

(2) Represents contractual rent abatements in the three months ended March 31, 2016 multiplied by four.

(3) Weighted average percent leased based on total RSF.

(4) Incremental rent from lease up from percentage leased as of March 31, 2016 to weighted average submarket percentage leased at weighted average submarket rent per SF for office, comparable competitive set leased and competitive set rent per unit for multifamily, or weighted average submarket percentage leased at in-place rent for retail assets and 90% NOI margin.

(5) Assumes 65% NOI margin on CEB Tower at Central Place.

(6) Represents pro rata share of NOI based on the midpoint of the targeted NOI yield on construction and pre-development properties at stabilization. Office NOI excludes space contractually pre-leased as of March 31, 2016.

17

W a s h i n g t o n , D C G r o w t h P r o s p e c t s ( C o n t ’ d ) SUBSTANTIAL POTENTIAL GROWTH THROUGH LEASE-UP AND HIGH-QUALITY DEVELOPMENT PIPELINE 1 • 2 3 Contractual In addition to the below, the majority of JBG’s non -GSA office and retail leases, and JBG’s largest GSA lease, contain contractual rent escalators ranging from 2.0% - 3.0% per annum Near-term Growth Long-term Growth $466M $67M $7M $315M CEB Tower ($14M) $200M Office ($68M) $115M Annualized 1Q16 Combined Property NOI Signed Leases Commencing after 1Q16(3) Burnoff of Abatements(4) Forward Contractual Property NOI Embedded Growth (5) NOI from Assets NOI from Assets in Future Property NOI Potential Under Construction(6) (7) Pre-Development Pipeline (8) Note: Number may not add due to rounding. Table is illustrative of potential future NOI growth in the JBG portfolio based on va rious assumptions, including those set forth on this page. This illustration assumes a static portfolio other than the comple tion of construction and pre-development assets. Among other factors that are not accounted for in this illustration are future abatements, lease terminations or non-renewals and asset sales. As disclosed elsewhere, out business plan is to sell between $1.5 - $2.0B of assets. Property -Level NOI Growth Estimates Disclaimer: The estimated growth in Property -Level NOI is based on J BG management’s estimates as to growth in its Property-Level NOI. This information is not an historical fact and should not be relied upon as being nece ssarily indicative of future results. The estimates are based on numerous assumptions that may not be accurate, including assumptions as to Property-Level NOI that will be generated from lease-up opportunities, assets under construction or redevelopment, assets for which development has been planned but not yet commenced and the land bank. These assumptions may prove to be wrong. The estimates are also based on the assumption that there will not be any property sales, although the combined company expects to make certain asset sales as part of its deleveraging strategy. Important factors that may cause actual Property-Level NOI to be substantially lower than the growth in Property-Level NOI estimated and assumed by JBG include, but are not limited to, risks and uncertainties relating to JBG and other factors described in the risk factors included as Exhibit 99.4 to the Company’s Curre nt Report on Form 8-K filed with the SEC on May 25, 2016. The estimates also reflect assumptions as to certain business decisions t hat are subject to change. As a result, actual results may differ materially from those contained in the estimates. Accordingly, there can be no assurance that the estimates will be realized. (1) Adjusted historical asset-level NOI for the three months ended March 31, 2016 at J BG’s pro rata share based on JBG’s ownership percentage as of March 31, 2016 multiplied by four. 1Q16 annualized Cash NOI of office and stand-alone retail portfolios for NYRT including free rent. Excludes Viceroy Hotel. Represents base rent before abatements and straight line rent adjustments, plus JBG’s estimated tenant reimbursements for the month in which the lease commences, multiplied by twelve. Triple net leases are converted to a gross basis by adding J BG’s estimated tenant reimbursements to base rent. Assumes 65% NOI margin on 16th & I Street and 90% NOI margin on remaining leases. Represents contractual rent abatements in the three months ended March 31, 2016 multiplied by four. Incremental rent from lease up from percentage leased as of March 31, 2016 to weighted average submarket/comp set percentage leased at weighted average comp set/in-place rent per SF and 90% NOI margin. Includes $7.9M of Office, $6.1M of Multifamily and $1.4M of Retail NOI growth. (6) Represents pro rata share of NOI based on the midpoint of the targeted NOI y ield on construction and pre-development assets at stabilization. $12.9M of Office, $19.2M of Multifamily and $3.2M of Retail NOI growth. Assumes 65% NOI margin on CEB Tower at Central Place. Includes $14.1M of Office NOI growth. Represents pro rata share of NOI based on the midpoint of the targeted NOI y ield on construction and pre-development assets at stabilization. $33.4M of Office, $31.8M of Multifamily and $1.3M of Retail NOI growth. Includes J BG’s estimated cost to stabilize for operating portfolio as well as remaining cost to complete for construction and pre-development portfolio. More details can be found on page 29. (2) (3) (7) (8) 18 (4) (5) (9) Property-Level Net Operating Income (NOI) $49M $13M$335M$15M JBG $351M JBG $220M (7) 65% Pre-leased Product Type (NOI Growth) (6) (7) Multifamily ($57M) Retail ($6M) Total Estimated Cost to Stabilize ($1,088M) (9) JBG (1) NYRT (2) $115M NYRT (2) $115M NYRT (2)

Well-Located Land Bank and Other Opportunities Support Long-term Growth



LEGEND
BUBBLE SIZE = JBG CONCENTRATION AT SHARE
495 = CAPITAL BELTWAY
LAND ASSETS SHOWN
ROCKVILLE PIKE CORRIDOR $29.5M
SILVER SPRING $32.7M
RESTON $98.2M
TYSONS CORNER $61.9M
WASHINGTON, DC $96.2M
RB CORRIDOR $4.4M
BRANCH AVENUE CORRIDOR $578K
FOTOMAC YARD $50.7M
I-395 CORRIDOR $16.3M
ALEXANDRIA $489K
Rockville
Aspen Hill
Colesville
North Potomac
Potomac
North Bethesda
Bethesda
Silver Spring
Great Falls
Fairview
Cabin John
Chillum
Reston
Wolf Trap
McLean
Brookmont
Vienna
Idylwood
Vale
Oakton
Washington
Jefferson
Mantua
Lake Barcroft
Fairfax
Annandale
Lincolnia
North Springfield
Alexandria
Burke
Oxon Hill
Hillcrest Heights
Forestville
Morningside
Camp Springs
Brown
Mellwood
Upper

1 Activate Substantial Land Bank

Land Bank will continue to support incremental development activity well into the future and allows for substantial optionality and value creation

2 Opportunistically Pursue Acquisitions

In-depth market knowledge and extensive network of long-standing relationships provides access to a pipeline of attractive acquisition and investment opportunities

3 Build-to-suit GSA

Well positioned to capture build-to-suit GSA opportunities, with anticipated GSA lease expirations totaling 28.0M RSF over the next five years

4 Land Bank Composition

	Pro Rata Estimated Potential Density (SF)	Pro Rata Estimated Value[(1)]
Washington DC	3.0M	$96.2M
Virginia	8.9M	232.2M
Maryland	2.9M	62.8M
Total	14.8M	$391.2M

Land Bank Disclaimer: This information is based on JBG's estimates and assumptions. There can be no assurance that the actual density will not be substantially lower based on numerous factors, including the inability to obtain necessary zoning, land use and other required entitlements, as well as building, occupancy and other required governmental permits and authorizations, and changes in the entitlement, permitting and authorization processes that restrict or delay the ability to develop, redevelop or use the land bank at anticipated density levels. The estimated value contemplates estimates of any entitlement costs, option payments, ground lease payments or other costs required to access the estimated potential density.

Note: Woodbridge (Prince William County) assets not shown.

19

Strategic Capital Business

SIGNIFICANT THIRD-PARTY MANAGEMENT BUSINESS PROVIDES STRATEGIC BENEFITS AND MEANINGFUL REVENUE OUT OF THE GATE

1. **Strong institutional capital relationships provide access to private capital markets opportunistically**
2. **Strategic capital business provides opportunity to access capital through potential joint ventures for deleveraging and to enhance returns**
3. **Allows company to achieve scale and efficiency in operating and development platform at minimal cost to the REIT**
4. **Diversified services platform and joint venture relationships provide predictable, stable income streams**
5. **Scale provides market knowledge, buying power and operating efficiencies across all product types**

2015 Third-Party Revenue to the REIT By Service Type ($49.0M)[1]


Misc. Income 7%
Construction Management & Development Fees 30%
Property Management & Leasing Fees 34%
Asset Management Fees 29%

Strategic Capital Assets Under Management ($4.3B)[2]


Legacy Fund Assets $1.8B
REIT JV Partner Interest $2.5B

Note: Dollar in millions.

(1) *After eliminating fees earned for management of assets that will be acquired by NYRT in the combination transactions and that are expected to be consolidated in NYRT's financial statements on a going forward basis. On the basis of cash received, fees earned for the management of assets on a pro rata basis would be $48.4M for the year ended December 31, 2015.*

(2) *Gross Asset Value (GAV) of JBG Legacy Fund Assets based on 4Q15 JBG Opportunity Fund Fair Market Value Reports, REIT Joint Venture Partner interest GAV based on Joint Venture Partner's ownership share of Estimated Value.*

20

Pro Forma Debt Summary

Balance Sheet and Financial Highlights

- We expect to have a credit facility of \$1.0B with an accordion feature of up to \$500M, the closing of which is a condition to the closing of the combination (currently have a signed term sheet)
- We intend to use the facility to fund transaction costs and refinance certain secured debt to support an unencumbered asset base
- In addition, we have \$304M of capacity on 8 existing construction lines providing additional liquidity to fund our growth
- We intend to use asset sale proceeds to delever the balance sheet and provide further liquidity

Secured vs. Unsecured Pro Rata Total Debt



NYRT
The JBG Companies
Pro forma Combination
Unsecured 38%
$1.3B
Secured 62%
$2.5B
Secured 100%
Unsecured 13%
$3.8B
Secured 87%

	NYRT	The JBG Companies	Pro forma Combination
Cash and Cash Equivalents:	\$100.2M	\$50.6M	\$150.8M
Pro Rata Net Debt:	\$1.2B	\$2.4B	\$3.6B

Debt Maturity Schedule(1)



Wholly Owned
Consolidated JV
Non-Consolidated JV
Term Loans
Revolver
Total Outstanding:
$327M
$781M
$540M
$386M
$115M
$1,616M
2016
2017
2018
2019
2020
Thereafter

	2016	2017	2018	2019	2020	Thereafter
# of Loans Maturing:	12	23	8	6	6	24

Note: Above tables are based on credit limits under loans as of March 31, 2016.

Note: Dollars in millions. All figures at share, reflects pro rata share of joint venture assets. Balances as of March 31, 2016. Bars reflect current funded amounts at initial maturity date and do not reflect interim amortization.

(1) Excludes new credit facility of \$1.0B which will be used to pay transaction costs, refinance certain property-level debt and NYRT's existing term loans and revolving credit facility.

21

Pathway Toward Target Long-term Conservative Balance Sheet

Planned asset sales and joint ventures of both NYRT and JBG assets post-combination will allow us to retire debt and significantly increase balance sheet capacity to fund future growth

Net Debt / LQA EBITDA



(~43% Net Debt / TEV)
11.0x - 12.0x
Development Adjusted: 9.5x - 10.5x (1)
2.0x - 2.5x
2.0x - 2.5x
7.0x - 8.0x
Est. Net Debt / EBITDA (At Close) (2)
Asset Sales
Organic Growth & Delivery of Development Pipeline (3)
Target Net Debt / EBITDA
PATHWAY TO CONSERVATIVE BALANCE SHEET
18 - 24 Month Target
36 - 48 Month Target

- Our strategy is to reallocate capital across our portfolio to deleverage and provide balance sheet capacity to maximize risk-adjusted returns for investors
- We intend to sell non-core assets that present attractive valuations in the private market
- We intend to partner strategically with private capital to reduce our capital commitments while retaining growth in select build-to-core developments
- Assumed to occur with no equity issuances

(1) Development adjusted multiple assumes allocation of debt at 50% of historical cost on development and other non-stabilized assets and adjustment of corresponding NOI.
(2) Assumes pre-closing sale of the Viceroy Hotel and 1100 Kings Highway.
(3) Represents impact of incremental EBITDA net of incremental spend to fund growth and development.

22

Clear Pathway Toward Target Conservative Balance Sheet

Goal of monetizing $1.5 - $2.0B of assets will help reach targeted leverage of 7.0x - 8.0x EBITDA while maintaining sufficient scale to achieve investment objectives

- We intend to target sales of assets that are not core to our mixed-use Placemaking™ strategy or in key growth submarkets
- We may look to recapitalize assets in our development pipeline in order to de-risk and maintain balance sheet flexibility while retaining upside
- We may potentially recapitalize assets in the portfolio that we believe present the lowest go-forward risk-adjusted returns
- We expect to provide investors with further detail regarding our deleveraging plans in the coming months

Possible Sale

Suburban Class B Residential

Suburban GSA Office

Suburban Non-Core Retail

Viceroy Hotel

NYC Retail

Select Office / Multifamily

Possible Recapitalization

Build-to-Core Office

Build-to-Core Multifamily

Select Office / Multifamily

OVER

$3B

OF LIQUID "CHOICES"

23

Strategic Plan - Key Priorities

LASER FOCUSED ON NEAR-TERM PRIORITIES WITH EMBEDDED CAPABILITIES AND OPPORTUNITIES TO DRIVE LONG-TERM VALUE CREATION

1. **Integrate operations and culture**
2. **Strengthen and delever balance sheet via non-core asset sales and strategic recapitalizations to achieve target leverage of 7.0x - 8.0x**
3. **Execute on high-quality, Washington, DC growth pipeline**
4. **Extend DC competitive advantages in urban infill, mixed-use to the NYC market**
5. **Pursue longer-term growth opportunities, including maximization of substantial land bank and value-enhancing acquisitions in both DC and NYC**

24

Platform Integration and New York City Strategy

WELL-DEFINED NEAR-TERM INTEGRATION PLAN AND MEDIUM- TO LONG-TERM STRATEGY

IMMEDIATE (3 - 6 months)

Todd Rich (JBG Partner in Investments group) will lead integration efforts and will be based in NYC office

- Todd built an asset management and investments platform in his previous career with Tishman Speyer and has experience in the New York metro area

Maintain a dedicated New York City office presence with the existing New York REIT on-the-ground asset management and investments team remaining in place

Integrate New York City asset level accounting and financial reporting into JBG infrastructure

SHORT - MEDIUM TERM (12 - 18 months)

Build NYC-based in-house property management capability to internalize property management

MEDIUM - LONG TERM (18+ months)

Build NYC-based in-house development and leasing capability to enhance ability to pursue new opportunities

LONG TERM

Our investment goal over time is to build similar scale to our DC business across a mix of product types and with a similar strategy

- **Apply mixed-use expertise and Placemaking™ approach to drive long-term value creation, with a focus on urban infill assets**

25

T r a n s a c t i o n C o n c l u s i o n s 1 Intend to have best-in-class REIT featuring portfolio in prime high -barrier markets of New York City and Washington, DC 2 Significant management ownership and intended best -in-class corporate governance aligns stockholders with management team 3 Complementary portfolios with well-occupied, long-term leased New York REIT assets matched with higher growth JBG Washington, DC assets 4 Significant near-and long-term embedded growth opportunity via what we believe are attractive JBG development platform and pipeline 5 Scale and additional flexibility for capital allocation within the combined portfolio 26

Appendix

JBG Public Market Rationale

STRATEGIC COMBINATION POISED TO MAXIMIZE FUTURE GROWTH

JBG's Strategic Goals Have Led it to the Public REIT Format

- ✓ Permanent capital base to exploit JBG's multi-phase Placemaking™ strategy without limitations of a closed-end fund structure
- ✓ Access to the most efficient equity and debt sources to capitalize on expanding opportunity set in DC and NYC
- ✓ Substantially improves alignment between management team and investors

Combination Achieves Strategic Goals of Accessing Public Market and Expansion of Platform to New York City

- ✓ Provides significant scale that will support a fully integrated platform
- ✓ Provides platform and low-risk, core asset base in NYC to methodically expand Placemaking™ strategy
- ✓ Superior alternative for existing JBG equity holders to a dilutive equity issuance through an IPO

27

J B G I m p l i e d V a l u e B u i l d - Up Share Price: (1) Total Shares to JBG: $9.77 - $12.50 319.9M Implied Equity Value: Plus: Net Debt: (2) Less: Other (Assets) / Liabilities: (3) Implied Gross Asset Value: Less: Value of Strategic Capital Business (3.0x - 7.0x Revenue) : (4) Less: Land Bank: (5) Implied Gross Real Estate Value: Implied Gross Real Estate Value: Stabilized NOI: (6) (Cost to Stabilize): Implied Cap Rate/Yield: (7) Value Disclaimer: The values shown in the table represents JBG management’s estimate of the values of its properties and asse ts and is based on numerous assumptions, some of which are set forth herein. These assumptions may prove to be wrong. The assessment of fair value is subjective in that it involves estimates and can be calculated using various methods. Accordingly, there can be no assurance that the values set forth herein represent the actual value of JBG’s assets or the amount that coul d be realized on a sale of those assets. Property -Level NOI Growth Estimates Disclaimer: The estimated growth in Property -Level NOI is based on J BG management’s estimates as to growth in its Property-Level NOI. This information is not an historical fact and should not be relied upon as being necessarily indicative of future results. The estimates are based on numerous assumptions that may not be accurate, including assumptions as to Property-Level NOI that will be generated from lease-up opportunities, assets under construction or redevelopment, assets for which development has been planned but not yet commenced and the land bank. These assumptions may prove to be wrong. The estimates are also based on the assumption that there will not be any property sales, although the combined company expects to make certain asset sales as part of its deleveraging strategy. Important factors that may cause actual Property-Level NOI to be substantially lower than the growth in Property-Level NOI estimated and assumed by J BG include, but are not limited to, risks and uncertainties relating to JBG and other factors described in the risk factors incl uded as (1) Share Price based on a range from NYRT closing price as of $9.77 on May 24, 2016 to Research Analyst "Consensus NAV" of $12.50/Share, calculated as an average of $13.06/Share, $12.13/Share and $12.31/Share NAV research estimates from JMP Securities, Evercore ISI and SunTrust Robinson Humphrey, respectively, per SNL Financial. JBG Net Debt includes pro rata share of property -level debt and $51M of cash and cash equivalents. JBG other (assets) / liabilities includes $142M of additional equity to be invested (including operating cash flow) between 3/31/16 and closing, $35M of net tangible assets and capitalized value of JBG’s pro rata share of 9 months ended December 31, 2016 annualized ground rent expense at 5.0% cap rate. Based on year ended December 31, 2015 revenues of $49.0M, after eliminating fees earned for management of assets that will be acquired by NYRT in the combination transactions and that are expected to be consolidated in NYRT’s financial statements on a going forward basis. On the basis of cash received, fees earned for the management of assets on a pro rata basis would be $48.4M for the year ended December 31, 2015. Represents JBG management's estimate of value as of March 31, 2016. The value contemplates management’s estimate of any entitlement costs, option payments, ground lease payments or other costs required to access the estimated potential density. JBG 1Q16 annualized NOI used for operating assets plus incremental NOI from lease -up for current vacancy. Construction and pre-dev elopment assets stabilized NOI calculated as the midpoint of the targeted NOI yield range multiplied by total cost per Exhibit 99.3 to the NYRT Current Report on Form 8-K, filed with the SEC on May 25, 2016. Assumes 50bp yield premium over operating cap rate for construction assets and 100bp yield premium for pre -development assets. (2) (3) (4) (5) (6) 28 Exhibit 99.4 to the Company’s Current Report on Form 8-K filed with the SEC on May 25, 2016. The estimates also reflect assumptions as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in the estimates. Accordingly, there can be no assurance that the estimates will be realized. (7) 6.6% - 6.0% 6.1% - 5.5% 5.6% - 5.0% $67M ($680M) $49M ($392M) $235M ($16M) Pre-Development $330M - $429M Construction $420M - $506M Operating $4,186M - $4,678M $4,936M - $5,613M ($391M) ($147M - $343M) COMPONENTS OF VALUE $5,474M - $6,347M ($84M) $2,433M $3,126M - $3,999M

JBG Portfolio Overview

JBG Portfolio Value Components

All statistics shown as of the three months ended March 31, 2016 and at JBG's pro rata share, except percent leased and occupied

		Assets	Annualized Rent[3]	1Q16 Annualized NOI[4]	RSF	% Occupied	Incremental Rent from Signed, Not Commenced Leases[5]	% Leased	Potential Incremental Rent from Lease-Up to Submarket %[6]	Est. Cost to Stabilization[7]	Ref. Page
Operating Portfolio[1]	Office[2]	38	$223.7M	$152.4M	6.7M	90.5%	$7.7M	92.2%	$8.8M	$13.5M	P 32 - 36
	Multifamily	19	$68.7M	$43.2M	3.8M	82.4%	$0.2M	86.1%	$6.8M	--	P 32 - 36
	Retail	15	$22.3M	$16.0M	0.8M	87.8%	$1.0M	91.9%	$1.6M	$2.2M	P 32 - 36

		Assets	Weighted Avg. Stabilization Quarter[8]	Estimated Stabilized NOI[9]	RSF	% Pre-Leased	Cost to Date	Cost Remaining	Total Cost	% Construction Complete[10]	Ref. Page
Construction Portfolio	Office	1	4Q 2019	$27.0M	537K	65.0%	$121.2M	$219.7M	$340.9M	25.8%	P 37 - 38
	Multifamily	4	3Q 2018	$19.2M	573K	--	$134.8M	$130.0M	$264.8M	42.7%	P 37 - 38
	Retail	3	3Q 2018	$3.2M	66K	8.1%	$21.7M	$41.9M	$63.7M	18.0%	P 37 - 38
Pre-Development Portfolio	Office	4	2Q 2021	$33.4M	655K	--	$89.4M	$320.1M	$409.5M	--	P 39 - 40
	Multifamily	6	1Q 2020	$31.8M	736K	3.4%	$65.6M	$341.0M	$406.6M	--	P 39 - 40
	Retail	2	4Q 2020	$1.3M	40K	35.4%	$14.2M	$19.1M	$33.2M	--	P 39 - 40

(1) Includes Stabilized, Stabilized-Embedded Growth and Recently Acquired/Delivered/Renovated assets.
(2) Excludes incidental income contributing $1.0M of JBG share of 1Q16 annualized adjusted historical NOI, before rent abatements.
(3) Base rent before rent abatements, plus tenant reimbursements for the quarter ended March 31, 2016, multiplied by four. Triple net leases are converted to a gross basis by adding tenant reimbursements to base rent.
(4) JBG share of annualized adjusted historical NOI, before rent abatements.
(5) Represents base rent before abatements and straight line rent adjustments, plus JBG's estimated tenant reimbursements for the month in which the lease commences, multiplied by twelve. Triple net leases are converted to a gross basis by adding JBG's estimated tenant reimbursements to base rent.
(6) Calculated as the product of incremental SF available for lease up to the submarket percentage leased and weighted average competitive set rent per SF. Excludes potential revenue from leases signed but not commenced.
(7) Source: JLL. Represents submarket average tenant improvement allowance and typical tenant representation commission as estimated by JLL. Tenant improvement allowance figures based on lease comparables within the designated submarket for relocations of 10 years or longer, excluding renewals and subleases.
(8) JBG management's estimate of quarter in which properties reach 90% occupancy, weighted by estimated stabilized NOI.
(9) Represents the midpoint of JBG estimated targeted NOI yield multiplied by estimated total cost.
(10) Calculated as the cost to date excluding land value divided by the total cost excluding land value.

29

J B G P o r t f o l i o V a l u e C o m p o n e n t s ( C o n t ’d ) All statistics shown as of the three months ended March 31, 2016 and at JBG’s pro rata share Es tima ted Es t. Potentia l Dens ity (2) As s ets Va lue (1) % Office (3) % Multifa mily (3) % Reta il (3) Ref. Pa ge 10 $96.2M 3.0M SF 43.7% 49.2% 7.1% P 19, 41 20 $232.2M 8.9M SF 37.7% 56.2% 6.1% P 19, 41 11 $62.8M 2.9M SF 40.7% 52.5% 6.8% P 19, 41 • $49.0M i n revenue ea rned i n thi rd pa rty fees from a s s ets under ma na gement (4) P 20 • Pro Ra ta Net Debt of $2,432.9M P 11, 28 • • • $142.0M Addi ti ona l Inves ted Ca pi ta l (5) $35.0M i n net ta ngi bl e a s s ets / (l i a bi l i ti es ) (6) $4.6M of ground rent per yea r (7) (1) Represents J BG management's estimate of value as of March 31, 2016. The value contemplates J BG management’s estimate of any entitlement costs, option payments, ground lease payments or other costs required to access the estimated potential density. As these costs are incurred, the value may increase. Reflects JBG management’s estimate of developable SF based on its current business plans as of March 31, 2016. JBG management ’s estimates of potential densities are not, in all cases, the estimated maximum density, but rather are based on various factor s, including market demand and current business plans. The estimated densities also are subject to final plan approvals by the relevant governmental authority in which the project is located. As a result of these densities being based on JBG management’s p lans and final governmental approval, JBG management cannot provide any assurances that the outlined allowable densities will be a chieved. JBG’s land bank includes 11 parcels attached to JBG’s existing operating assets that would require a redevelopment of approximately 532,000 office and/or retail SF and 1,160 multifamily units in order to access approximately 7.2M SF of total e stimated potential density. Represents the percent of JBG’s estimated potential density to be developed by asset class under current business plans as of March 31, 2016. Rev enue based on third parties and joint ventures that are expected not to be consolidated post-combination. Additional equity to be invested (including operating cash flow) between 3/31/2016 and closing. Net tangible assets / (liabilities) $85.6M, excluding cash of $50.6M. J BG’s pro rata share of 9 months ended December 31, 2016 annualized ground rent expense. (2) (3) (4) (5) (6) 30 (7) Other Assets / Liabilities Net Debt Strategic Capital Business MD VA DC Land Bank

JBG's Best-In-Class Portfolio Across Major Asset Classes

PREMIER PORTFOLIO OF DIVERSIFIED, HIGH-QUALITY ASSETS IN ATTRACTIVE SUBMARKETS

- Assets are primarily located in densely populated urban infill submarkets that exhibit:
  - High barriers to new development due to limited available land and/or entitlement constraints
  - Feature a high degree of walkability
  - Strong clusters of nearby amenities
- 79% of operating RSF was built or renovated since 2005
- Over the past five years, JBG's submarkets have experienced an 8.4% increase in asking rents for mid/high-rise units compared to a 2.8% rise in other DC Metro submarkets
- Strong, creditworthy tenant base. GSA equals approximately 51% of JBG's share of annualized rent of its office and retail portfolio

Portfolio Composition by Asset Class



Operating
Retail 7%
Multifamily 34%
Office 59%
11.3M Pro Rata SF
+
Construction / Pre-Development
Retail 4%
Multifamily 50%
Office 46%
2.6M Pro Rata SF
=
Total
Retail 7%
Multifamily 37%
Office 56%
13.9M Pro Rata SF

Portfolio Composition by Location



Operating
Outside the Beltway 13%
Outside the Beltway-Metro 20%
Inside the Beltway 67%
11.3M Pro Rata SF
+
Construction / Pre-Development
Outside the Beltway-Metro 3%
Outside the Beltway 2%
Inside the Beltway 95%
2.6M Pro Rata SF
=
Total
Outside the Beltway 11%
Outside the Beltway-Metro 17%
Inside the Beltway 72%
13.9M Pro Rata SF

31

Note: Statistics exclude covered land assets.

Operating Assets - Overview

- 72 assets primarily located within urban infill and transit-oriented environments
  - Approximately 87% of operating portfolio and is located inside the Beltway and/or in Metro-served locations
  - Most attractive submarkets of the DC metro area, one of the highest barrier-to-entry markets in the United States
  - Fully stabilized portfolio 96% leased
- Business strategy is to invest in assets that by virtue of location, physical quality, amenities or other specific features, will possess a sustainable ability to outperform the competition and maintain high occupancy levels through all market cycles, attract high-quality tenants and appeal to a broad range of buyers when offered for sale



Retail
8%
Multifamily
20%
Pro Rata
NOI
$211.5M (1)
Office
72%



Dept. of Transportation
Washington, DC



5600 Fishers Lane (GSA)
Rockville, MD



Atlantic Plumbing
Washington, DC



16th & I Street
Washington, DC

(1) JBG share of annualized adjusted historical NOI, before rent abatements. Excludes incidental income contributing $1.0M of JBG share of 1Q16 annualized adjusted historical NOI, before rent abatements.

32

Operating Assets - Data

	Number of Assets	Pro Rata Rentable Square Feet	Pro Rata Number of Units	Percent Leased (1)	Percent Occupied (1)	Annualized Rent ($000s)	Annualized Rent Per Square Foot (1)	1Q 2016 Annualized NOI ($000s) (2)	Pro Rata 1Q 2016 Annualized NOI ($000s) (2)
Office									
Stabilized	27	4,889,362		96.8%	96.5%	$280,627	$35.19	$163,650	$121,428
Embedded Growth Opportunities	9	1,696,264		80.2%	78.1%	10,646	38.99	37,851	30,476
Recently Acquired/Delivered/Renovated	2	109,564		75.0%	50.3%	7,653	42.94	4,615	456
Total Operating Office	**38**	**6,695,190**		**92.2%**	**90.5%**	**$298,926**	**$36.10**	**$206,115**	**$152,360**
Multifamily									
Stabilized - Mid/High-Rise	4	171,225	211	93.7%	89.7%	$26,738	$28.02	$20,942	$3,724
Stabilized - Garden-Style	11	3,211,961	3,705	95.7%	93.7%	64,201	19.35	40,812	37,256
Recently Acquired/Delivered/Renovated	4	445,677	585	48.4%	39.2%	9,539	24.24	2,719	2,220
Total Operating Multifamily	**19**	**3,828,863**	**4,501**	**86.1%**	**82.4%**	**$100,478**	**$19.87**	**$64,473**	**$43,200**
Retail									
Stabilized	12	710,838		95.2%	91.7%	$37,460	$29.22	$26,060	$13,852
Embedded Growth Opportunities	1	57,623		66.5%	55.6%	1,201	48.98	2,466	1,208
Recently Acquired/Delivered/Renovated	2	48,304		64.1%	61.2%	1,616	54.39	905	900
Total Operating Retail	**15**	**816,766**		**91.9%**	**87.8%**	**$40,276**	**$32.52**	**$29,431**	**$15,960**
Total Stabilized	54	8,983,386	3,916	96.1%	94.6%	$409,026	$29.53	$251,464	$176,260
Total Embedded Growth Opportunities	10	1,753,887	-	79.5%	76.8%	11,846	39.53	40,316	31,684
Total Recently Acquired/Delivered/Renovated	8	603,545	585	55.6%	42.8%	18,808	30.00	8,239	3,576
Total/Weighted Average	**72**	**11,340,819**	**4,501**	**90.1%**	**87.5%**	**$439,680**	**$31.21**	**$300,019**	**$211,520**

Source: Exhibit 99.3 to the NYRT Current Report on Form 8-K, filed with the SEC on May 25, 2016, pages 42, 44 and 46.
Note: Table shown at 100 percent share, except as noted pro rata.
(1) Percent leased, percent occupied and rent per square feet metrics are calculated at 100 percent share.
(2) Annualized adjusted historical asset-level NOI, before rent abatements. Excludes incidental income contributing $1.0M of JBG share of 1Q16 annualized adjusted historical asset-level NOI, before rent abatements.

33

Operating Assets - Additional Growth Opportunities - Future Leases

- 46 signed but not commenced leases totaling approximately $42.0M ($35.4M on a pro rata basis) of annualized rent, 37 of which are estimated to commence by March 31, 2017
- Office leases represent $32.6M ($29.4M on a pro rata basis) and retail leases represent $9.5M ($6.0M on a pro rata basis)

Office - Signed but not Commenced Leases

				At 100 Percent Share		At JBG Share[1]	
Office Asset	Percent Ownership	Estimated Lease Commencement Date	Estimated Lease Expiration Date	Rentable Square Feet	Annualized Rent[2]	Rentable Square Feet	Annualized Rent[2]
Stabilized							
L'Enfant Plaza Office - North	49.0%	Oct-16	Sep-26	33,466	$1,476,682	16,396	$723,504
RTC - West	100.0%	Aug-16	May-26	23,480	817,772	23,480	817,772
RTC - West	100.0%	Aug-16	Jul-27	4,986	191,972	4,986	191,972
Artery Plaza	100.0%	Jun-16	May-26	5,388	275,606	5,388	275,606
Artery Plaza	100.0%	Apr-16	Sep-16	558	8,376	558	8,376
Chase Tower	10.0%	Jul-16	Jun-24	4,989	193,374	499	19,337
6862 Elm Street	100.0%	Jun-16	Oct-21	2,832	94,797	2,832	94,797
11333 Woodglen Drive	18.0%	Apr-16	Dec-23	2,603	72,884	469	13,119
Rosslyn Gateway - North	18.0%	Jun-16	Dec-21	834	32,882	150	5,919
Hungerford Plaza	100.0%	Jun-16	May-18	262	6,104	262	6,104
Total				**79,398**	**$3,170,449**	**55,020**	**$2,156,506**
Recently Acquired/Delivered/Renovated							
16th & I Street	71.9%	Apr-16	Mar-31	87,226	$7,774,453	62,698	$5,588,265
Total				**87,226**	**$7,774,453**	**62,698**	**$5,588,265**
Total Operating				**166,624**	**$10,944,902**	**117,718**	**$7,744,771**
Construction							
CEB Tower at Central Place	100.0%	Apr-18	Mar-33	348,847	$21,628,514	348,847	$21,628,514
Total				**348,847**	**$21,628,514**	**348,847**	**$21,628,514**
Total				**515,471**	**$32,573,416**	**466,565**	**$29,373,285**

Source: Exhibit 99.3 to the NRRT Current Report on Form 8-K, filed with the SEC on May 25, 2016, page 54.

(1) Reflects our pro rata JBG share of Joint Venture assets.

(2) Represents base rent before abatements, plus tenant reimbursements for the month in which the lease commences, multiplied by 12. Triple net leases are converted to a gross basis by adding tenant reimbursements to base rent.

34

O p e r a t i n g A s s e t s - A d d i t i o n a l G r o w t h O p p o r t u n i t i e s - F u t u r e L e a s e s ( C o n t ’d ) Retail - Signed but not Commenced Leases At JBG Share(1) At 100 Percent Share Estimated Lease Commencement Date Estimated Lease Expiration Date (2) Retail Asset Percent Ownership Rentable Square Feet Annualized Rent Stabilized Ga lva n Reta il Ga lva n Reta il Ga lva n Reta il Ga lva n Reta il Ga lva n Reta il Ga lva n Reta il Ga lva n Reta il Ga lva n Reta il Stonebridge a t Potoma c Town Center - Pha s e I Stonebridge a t Potoma c Town Center - Pha s e I Ta koma -La ngley Cros s roa ds Center Ta koma -La ngley Cros s roa ds Center Fort Totten Squa re Reta il Fort Totten Squa re Reta il L'Enfa nt Pla za Reta il - Wes t L'Enfa nt Pla za Reta il - Wes t L'Enfa nt Pla za Reta il - Wes t North End Reta il I Old Centreville Cros s ing The Tera no The Ga le Total 1.8% 1.8% 1.8% 1.8% 1.8% 1.8% 1.8% 1.8% 10.0% 10.0% 99.0% 99.0% 99.4% 99.4% 49.0% 49.0% 49.0% 100.0% 99.0% 1.8% 5.0% Ma y-16 Dec-16 Apr-16 Sep-16 Apr-16 Apr-16 Jun-16 Oct-16 Aug-16 Jun-16 Jun-16 Nov-16 Sep-16 Oct-16 Jul-16 Oct-16 Ja n-17 Jul-16 Ma y-16 Jul-16 Aug-16 Ma y-26 Nov-26 Ma r-26 Aug-26 Ma r-26 Apr-26 Jun-26 Sep-21 Jul-26 Ma y-26 Sep-28 Oct-34 Ja n-27 Sep-26 Jun-26 Sep-26 Dec-26 Jun-21 Ma y-26 Nov-20 Jul-23 10,000 2,523 2,195 2,000 1,672 1,560 1,505 1,560 4,040 2,269 5,488 2,111 3,870 2,257 1,967 2,002 8,888 2,574 1,200 1,500 1,200 $450,000 186,954 180,758 156,200 113,387 109,356 99,480 72,972 200,877 120,983 192,080 128,800 154,800 125,399 135,736 70,070 44,440 128,808 58,200 41,668 36,000 62,381 $2,806,968 Recently Acquired/Delivered/Renovated Atla ntic Plumbing Atla ntic Plumbing Pikes ville Wa lgreens Total 64.0% 64.0% 99.0% Jun-16 Jul-16 Jun-16 Jun-26 Jun-26 Dec-25 2,188 1,977 1,400 $142,264 98,850 32,824 5,565 $273,938 Total Operating 67,946 $3,080,906 Construction RTC - Wes t Reta il RTC - Wes t Reta il 7770 Norfolk 7770 Norfolk 13th & U Street Total 100.0% 100.0% 79.9% 79.9% 100.0% Oct-17 Jul-17 Apr-17 Ma y-17 Feb-17 Oct-27 Jul-27 Ma r-27 Apr-27 Ja n-42 9,673 2,124 3,020 2,622 8,438 $580,380 168,858 222,081 179,992 147,759 25,877 $1,299,070 Pre-Development & Land Tys ons Wes t - Pha s e II 51 N Street 965 Florida Avenue Upper Rock Reta il Upper Rock Reta il Total 86.8% 30.0% 70.0% 100.0% 100.0% Sep-20 Nov-18 Ja n-20 Ja n-17 Jun-17 Sep-35 Oct-33 Ja n-40 Ma r-42 Jun-26 25,610 33,000 40,075 14,600 16,000 $1,603,430 1,287,000 1,182,213 546,000 472,000 129,285 $5,090,643 _To_t_a_l 223,108 $9,470,619 Source: Exhibit 99.3 to the NYRT Current Report on Form 8-K, filed with the SEC on May 25, 2016, page 65. (1) Reflects our pro rata JBG share of Joint Venture assets. (2) Represents base rent before abatements, plus tenant reimbursements for the month in which the lease commences, multiplied by 12. Triple net leases are converted to a gross basis by adding tenant reimbursements to base rent. 35 Rentable Square Feet 180 45 40 36 30 28 27 28 404 227 5,432 2,090 3,846 2,243 964 981 4,355 2,574 1,188 27 60 24,805 1,400 1,265 1,386 4,051 28,856 9,673 2,124 2,414 2,096 8,438 24,745 22,222 9,900 28,053 14,600 16,000 90,775 144,378 (2) Annualized Rent $8,100 3,365 3,254 2,812 2,041 1,968 1,791 1,313 20,088 12,098 190,159 127,512 153,824 124,608 66,504 34,331 21,773 128,808 57,618 750 1,800 $964,517 $91,049 63,264 32,496 $186,809 $1,151,326 $580,380 168,858 177,506 143,865 147,759 $1,218,368 $1,391,299 386,100 827,549 546,000 472,000 $3,622,948 $5,992,642

O p e r a t i n g A s s e t s - A d d i t i o n a l G r o w t h O p p o r t u n i t i e s - L e a s e U p RECENTLY ACQUIRED / DELIVERED / RENOVATED ASSETS AND EMBEDDED GROWTH ASSETS • Opportunity to lease up assets within current portfolio, with potential for $31.7M in incremental rent across office, multifamily and retail assets ($17.1M on a pro rata basis) Adjusted NOI(2) Adjusted NOI (2) Source: Exhibit 99.3 to the NYRT Current Report on Form 8-K, filed with the SEC on May 25, 2016, pages 17, 18 and 19. Note: Table shown at 100 percent share, except as noted pro rata. (1) Represents 10 year historical submarket average through March 31, 2016, except for 800 North Glebe, which is based on a compe titive set of applicable Ballston, Rosslyn, and Clarendon office buildings and multifamily assets, which are based on competitive set leased percentage. (2) Represents the weighted average asking market rent per square foot as of March 31, 2016 based on a competitive set designated for each building by JLL except for retail assets, which are based on weighted average in-place rents. Triple net leases are converted to a gross basis by adding tenant reimbursements to base rent. 36 Renovation Pro Pro Rata Submarket Weighted Average Pro Rata Potential Percent Completion Rata Rentable Percent Percentage Comp Set Rent Per Estimated Cost Incremental Office Assets Submarket Ownership Date Units Square Feet Leased Leased (1) Square Foot / Unit (2) to Stabilize Annualized Rent Recently Acquired/Delivered/Renovated The Foundry Georgetown 9.9% 2Q 2017 23,105 76.2% 89.8% $49.37 $205,262 $1,571,003 16th & I Street CBD 71.9% 1Q 2016 86,459 72.5% 89.1% 77.83 1,238,542 1,550,698 Pro Rata Potential Incremental Annualized Rent $155,218 1,114,639 Pro Rata 1Q 2016 1Q 2016 Annualized Annualized $4,615 $456 - - Total/Weighted Average Recently Acquired/Delivered/Renovated 109,564 75.0% 89.6% $60.32 $1,443,804 $3,121,701 Embedded Growth Opportunities RTC - Wes t Res ton 100.0% 495,348 83.0% 90.9% $32.80 $2,389,419 $1,275,802 L'Enfa nt Pl a za Offi ce - Ea s t Southwes t 49.0% 214,577 88.1% 97.0% 43.53 1,277,197 1,706,093 800 North Gl ebe Roa d Ba l l s ton 100.0% 306,456 79.1% 85.9% 55.81 1,334,518 1,167,004 L'Enfa nt Pl a za Offi ce - North Southwes t 49.0% 149,010 63.4% 97.0% 43.53 3,337,107 4,457,759 1233 20th Street CBD 100.0% 154,584 88.8% 92.6% 50.57 454,936 291,573 2121 Wi s cons i n Avenue Uptown 100.0% 110,241 88.2% 89.4% 41.81 87,660 56,133 6862 El m Street McLea n 100.0% 103,556 79.7% 94.1% 34.73 990,101 518,014 Res ton Arboretum Res ton 100.0% 95,666 81.8% 90.9% 32.80 533,835 285,029 Ol d Domi ni on McLea n 100.0% 66,826 55.8% 94.1% 34.73 1,697,767 888,264 $1,269,857 $1,275,802 835,905 1,167,004 2,184,091 291,573 56,133 518,014 285,029 888,264 $4,615 $456 $6,784 $6,784 12,785 6,264 8,336 8,336 1,674 820 3,232 3,232 2,152 2,152 2,016 2,016 324 324 548 548 Total/Weighted Average Embedded Growth Opportunities 1,696,264 80.2% 92.7% $41.31 $12,102,539 $10,645,671 $7,501,814 $37,851 $30,476 Total/Weighted Average Office 1,805,828 79.5% 92.2% $44.49 $13,546,343 $13,767,372 Multifamily Assets Recently Acquired/Delivered/Renovated Mid/High-Rise Ga l va n Rockvi l l e Pi ke Corri dor 1.8% 4Q 2015 6 5,318 33.1% 94.3% $2,013 - $5,255,608 Fort Totten Squa re Brookl a nd/Fort Totten 99.4% 2Q 2015 343 252,688 62.3% 94.8% 1,917 - 2,580,133 Atl a nti c Pl umbi ng U Street/Sha w 64.0% 4Q 2015 198 157,186 37.4% 94.4% 2,821 - 5,981,248 Notch 8 Potoma c Ya rd 14.7% 4Q 2015 37 30,484 64.4% 96.0% 1,999 - 1,913,341 $8,771,671 $94,601 2,563,862 3,827,999 281,261 $42,466 $30,932 ($222) ($4) 2,218 2,204 (175) (112) 898 132 Total/Weighted Average Multifamily 585 445,677 48.4% 94.8% $2,236 - $15,730,330 Retail Assets Recently Acquired/Delivered/Renovated Pi kes vi l l e Wa l greens Pi kes vi l l e 99.0% 2Q 2015 25,221 78.0% 93.2% $40.31 $216,224 $156,006 275 N. Wa s hi ngton Rockvi l l e Pi ke Corri dor 100.0% 3Q 2015 23,083 48.7% 94.1% 79.29 1,162,825 830,590 $6,767,722 $154,446 830,590 $2,719 $2,220 $525 $520 380 380 Total/Weighted Average Recently Acquired/Delivered/Renovated 48,304 64.1% 93.6% $68.78 $1,379,050 $986,596 Embedded Growth Opportunities L'Enfa nt Pl a za Reta i l - Wes t Southwes t 49.0% 57,623 66.5% 97.1% $33.41 $823,502 $1,200,556 $985,036 $588,216 $905 $900 $2,466 $1,208 Total/Weighted Average Embedded Growth Opportunities 57,623 66.5% 97.1% $33.41 $823,502 $1,200,556 $588,216 $2,466 $1,208 Total/Weighted Average Retail 105,928 65.8% 96.1% $43.50 $2,202,552 $2,187,152 $1,573,251 $3,371 $2,108 Total/Weighted Average 585 2,357,433 70.1% 93.1% $15,748,894 $31,684,854 $17,112,645 $48,555 $35,260

Construction Assets

- 1 office, 4 multifamily and 3 retail assets currently under construction
- Employ a strategy of pre-leasing space to anchor tenants to mitigate risk and generate demand, while leasing up high value space closer to or after delivery, when the space can be physically shown to the market
- Office assets 65% pre-leased, retail assets 8% pre-leased
- Mitigate financial risks by executing guaranteed maximum price construction contracts with respect to each of these assets to mitigate potential cost overruns
- Targeted yield range of 7.1% - 7.6%
- 2 assets expected to be completed within the next 12 months
- 100% of construction assets located inside the Beltway and/or Metro-Served


Retail
6%
Multifamily
39%
Pro Rata NOI
$49.4M (1)
Office
55%



CEB Tower at Center Place
Arlington, VA



1244 South Capitol
Washington, DC


VENUSTO

Reston Heights
Reston, VA



7770 Norfolk
Bethesda, MD

37

(1) NOI at the midpoint of the targeted yield range.

Construction Assets - Data

Office Assets	Location	Submarket	Percent Ownership	Pro Rata Estimated Rentable Square Feet	Pro Rata Estimated Number of Units	Percent Pre-leased	Weighted Average Pre-lease Rent Per Square Foot	Schedule			Estimated Remaining Cost to Complete ($000s)[1]	Estimated Total Cost ($000s)[2]	Targeted NOI Yield Range	Stabilized NOI at Midpoint ($000s)	Pro Rata Stabilized NOI at Midpoint ($000s)
								Construction Start Date	Estimated Completion Date	Estimated Stabilization Date					
CEB Tower at Central Place	Arlington, VA	Rosslyn	100.0%	536,710		65.0%	$62.00	4Q 2014	2Q 2018	4Q 2019	$219,719	$340,930	7.7% - 8.2%	$26,978	$26,978
Total/Weighted Average Office				**536,710**		**65.0%**	**$62.00**				**$219,719**	**$340,930**	**7.7% - 8.2%**	**$26,978**	**$26,978**
Multifamily Assets															
Mid/High-Rise															
Reston Heights - Phase I	Reston, VA	Reston	10.0%	32,716	39			4Q 2015	2Q 2018	3Q 2019	$72,680	$94,037	8.1% - 8.6%	$7,814	$781
1244 South Capitol Street	Washington, DC	Southeast	100.0%	226,283	291			4Q 2015	2Q 2018	3Q 2019	76,631	105,938	7.3% - 7.8%	8,049	8,049
7770 Norfolk	Bethesda, MD	Bethesda CBD	79.9%	166,793	160			3Q 2013	3Q 2016	3Q 2017	8,319	101,331	5.7% - 6.2%	6,019	4,811
13th & U Street	Washington, DC	U Street/Shaw	100.0%	147,056	130			1Q 2015	3Q 2017	2Q 2018	39,426	68,421	7.8% - 8.3%	5,527	5,527
Total/Weighted Average Multifamily				**572,849**	**619**						**$197,056**	**$369,727**	**7.2% - 7.7%**	**$27,410**	**$19,169**
Retail Assets															
Reston Heights - Phase I Retail	Reston, VA	Reston	10.0%	8,969		-	-	4Q 2015	2Q 2018	2Q 2019	$37,468	$43,352	4.7% - 5.2%	$2,142	$214
RTC - West Retail	Reston, VA	Reston	100.0%	40,100		29.4%	63.51	4Q 2015	2Q 2017	1Q 2018	26,027	29,650	6.6% - 7.1%	2,044	2,044
4735 Bethesda Avenue Retail	Bethesda, MD	Bethesda CBD	100.0%	16,737		-	-	4Q 2015	3Q 2016	3Q 2019	12,145	29,677	3.0% - 3.5%	953	953
Total/Weighted Average Retail				**65,806**		**8.1%**	**$63.51**				**$75,640**	**$102,679**	**4.8% - 5.3%**	**$5,139**	**$3,211**
Total/Weighted Average Construction				**1,175,365**	**619**						**$492,415**	**$813,336**	**7.1% - 7.6%**	**$59,527**	**$49,358**

Source: Exhibit 99.3 to the NYRT Current Report on Form 8-K, filed with the SEC on May 25, 2016, pages 20 and 21.

Note: Table shown at 100 percent share, except as noted pro rata.

(1) Based on JBG management's estimates as of March 31, 2016 and includes all acquisition costs, hard costs, soft costs, tenant improvements and leasing costs to develop and stabilize the asset.

(2) Represents JBG management's estimate of cost incurred to date, plus the estimated remaining cost to complete the asset as of March 31, 2016. JBG management's estimate of cost incurred to date is based on the most recent transaction value, which may differ from JBG's original acquisition basis.

38

Pre-Development Assets

- Pipeline of 12 high-quality pre-development assets that we expect to provide substantial medium and long-term growth
- Majority of projects have substantially completed the entitlement process, expect to be in a position to commence construction on all of these assets by the end of 2017
- Targeted yield range of 7.5% - 8.0% allows for significant value creation
- Approximately 96% of pre-development assets located inside the Beltway and/or Metro-Served


Retail
2%
Multifamily
48%
Pro Rata NOI
$66.5M[1]
Office
50%



1900 N Street
Washington, DC



50 Patterson Street
Washington, DC



West Half
Washington, DC



Atlantic Plumbing C
Washington, DC

(1) *NOI at the midpoint of the targeted yield range.*

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Pre-Development Assets - Data

Office Assets	Asset Type	Location	Submarket	Percent Ownership	Pro Rata Estimated Rentable Square Feet	Percent Pre-leased	Schedule: Estimated Construction Start Date	Schedule: Estimated Completion Date	Schedule: Estimated Stabilization Date	Estimated Remaining Cost to Complete ($000s)(1)	Estimated Total Cost ($000s)(2)	Targeted NOI Yield Range	Stabilized NOI at Midpoint ($000s)	Pro Rata Stabilized NOI at Midpoint ($000s)
1900 N Street	Office	Washington, DC	CBD	100.0%	268,631	-	3Q 2017	1Q 2020	3Q 2021	$136,272	$193,576	7.7% - 8.2%	$15,452	$15,452
4747 Bethesda Avenue	Office	Bethesda, MD	Bethesda CBD	100.0%	260,236	-	3Q 2017	3Q 2019	1Q 2021	131,200	153,490	8.3% - 8.8%	13,142	13,142
1250 1st Street	Office	Washington, DC	NoMa	30.0%	75,447	-	1Q 2017	3Q 2020	1Q 2022	111,862	132,277	7.3% - 7.8%	9,969	2,991
50 Patterson Street	Office	Washington, DC	NoMa	30.0%	50,205	-	1Q 2017	2Q 2019	4Q 2019	63,660	75,819	7.8% - 8.3%	6,111	1,833
Total/Weighted Average Office					**654,519**	**-**				**$442,994**	**$555,162**	**7.8% - 8.3%**	**$44,674**	**$33,418**
Multifamily Assets														
Georgetown Development Parcel	Multifamily	Washington, DC	Georgetown Multifamily	100.0%	204,892	-	3Q 2017	3Q 2019	2Q 2020	$102,914	$104,855	8.8% - 9.3%	$9,467	$9,467
West Half II	Multifamily	Washington, DC	Southeast	94.2%	163,945	-	2Q 2017	3Q 2019	1Q 2020	88,585	99,407	8.2% - 8.7%	8,397	7,914
West Half III	Multifamily	Washington, DC	Southeast	94.2%	196,777	-	2Q 2017	3Q 2019	2Q 2020	87,060	124,970	6.4% - 6.9%	8,299	7,822
Atlantic Plumbing C – North	Multifamily	Washington, DC	U Street/Shaw	60.0%	86,926	-	1Q 2017	2Q 2019	1Q 2020	60,520	75,084	7.5% - 8.0%	5,844	3,506
51 N Street	Multifamily	Washington, DC	NoMa	30.0%	35,994	27%	1Q 2017	2Q 2019	4Q 2019	51,255	63,604	5.8% - 6.3%	3,849	1,155
Atlantic Plumbing C – South	Multifamily	Washington, DC	U Street/Shaw	60.0%	47,806	-	1Q 2017	2Q 2019	3Q 2019	34,750	43,525	7.2% - 7.7%	3,224	1,934
Total/Weighted Average Multifamily					**736,339**	**3%**				**$425,084**	**$511,445**	**7.4% - 7.9%**	**$39,080**	**$31,798**
Retail Assets														
Stonebridge at Potomac Town Center - Phase II	Retail	Woodbridge, VA	Prince William County	10.0%	5,174	-	2Q 2017	4Q 2018	3Q 2019	$30,646	$33,226	8.3% - 8.8%	$2,831	$283
Upper Rock Retail	Retail	Rockville, MD	North Rockville	100.0%	34,700	80%	3Q 2016	3Q 2017	1Q 2018	15,986	29,911	3.1% - 3.6%	1,017	1,017
Total/Weighted Average Retail					**39,874**	**35%**				**$46,632**	**$63,137**	**5.8% - 6.3%**	**$3,848**	**$1,300**
Total/Weighted Average Pre-Development					**1,430,732**					**$914,710**	**$1,129,744**	**7.5% - 8.0%**	**$87,601**	**$66,516**

Source: Exhibit 99.3 to the NYRT Current Report on Form 8-K, filed with the SEC on May 25, 2016, page 22.
Note: Table shown at 100 percent share, except as noted pro rata.

(1) Based on JBG management's estimates as of March 31, 2016 and includes all acquisition costs, hard costs, soft costs, tenant improvements and leasing costs to develop and stabilize the asset.
(2) Represents JBG management's estimate of cost incurred to date, plus the estimated remaining cost to complete the asset as of March 31, 2016. JBG management's estimate of cost incurred to date is based on the most recent transaction value, which may differ from JBG's original acquisition basis.

40

L a n d B a n k Source: Exhibit 99.3 to the NYRT Current Report on Form 8-K, filed with the SEC on May 25, 2016, pages 48 and 49. (1) (2) Represents J BG management's estimate of the total office and/or retail square feet and multifamily units that would need to b e redeveloped in order to access the estimated potential density. Represents the annualized cash NOI of corresponding operating asset(s) that would need to be redeveloped in order to access the estimated potential density. Calculated as (i) for office and retail assets, square feet to be redeveloped divided by total operating square feet, multiplied by the adjusted historical NOI for the three months ended March 31, 2016, multiplied by fou r, and (ii) for multifamily assets, units to be redeveloped divided by total operating units, multiplied by adjusted historical NOI for the three months ended March 31, 2016, multiplied by four. Represents JBG management's estimate of remaining deposits, option payments and option strike prices. Reflects JBG management’s estimate of developable square feet based on its current business plans as of March 31, 2016. JBG management’s estimates of potential densities are not, in all cases, the estimated maximum density, but rather are based on various factors, including market demand and current business plans. The estimated densities also are subject to final plan a pprovals by the relevant governmental authority in which the project is located. As a result of these densities being based on JBG management’s plans and final governmental approval, JBG management cannot provide any assurances that the outlined allowable densities will be achieved. JBG’s land bank includes 11 parcels attached to JBG’s existing operating assets that would require a redevelopment of approximately 532,000 office and/or retail square feet and 1,160 multifamily units in order to access approximately 7.2 million square feet of total estimated potential density. Represents JBG management's estimate of value as of March 31, 2016. The value contemplates JBG management’s estimate of any entitlement costs, option payments, ground lease payments or other costs required to access the estimated potential density. As these costs are incurred, the value may increase. (3) (4) 41 (5) Pro Rata Remaining Access Costs Pro Rata Estimated Potential Density (SF)(4) Share of Corresponding Adjusted Pro Rata Estimated Pro Rata Estimated Historical Asset-Remaining Percent Rentable Square Feet Units to be Level NOI Acquisition Cost Land Asset Location Submarket Ownership Status to be Redeveloped (1) Redeveloped (1) ($000s)(2) ($000s)(3) Office Multifamily Retail Total Fee Simple Ma rk Center Al exa ndri a , VA I -395 Corri dor 100% Owned 12,418 764 $6,644 - 471,000 1,572,000 152,500 2,195,500 Fa l kl a nd Cha s e - North La nd Si l ver Spri ng, MD Downtown Si l ver Spri ng 100% Owned - 182 1,832 - - 1,156,000 120,000 1,276,000 NoBe I I La nd Rockvi l l e, MD Rockvi l l e Pi ke Corri dor 18% Owned 25,119 - (139) - - 104,850 16,200 121,050 Fa i rwa y La nd Res ton, VA Res ton 10% Owned - 15 164 - - 52,150 - 52,150 Ros s l yn Ga twewa y - South La nd Ros s l yn, VA Ros s l yn 18% Owned 19,030 - 276 - 88,200 - 1,530 89,730 Wi ehl e Avenue Devel opment Pa rcel Res ton, VA Res ton 100% Under Contra ct 77,528 - 596 17,850 195,000 248,500 55,000 498,500 1831 Wi ehl e Avenue La nd Res ton, VA Res ton 100% Owned 75,191 - 1,264 - - 355,000 100,000 455,000 Cha rter Oa k La nd Res ton, VA Res ton 100% Owned - 60 585 - - 399,000 - 399,000 Hungerford Pl a za La nd Rockvi l l e, MD Rockvi l l e Pi ke Corri dor 100% Owned 85,761 - 340 - - 275,000 50,000 325,000 Ros s l yn Ga tewa y - North La nd Ros s l yn, VA Ros s l yn 18% Owned 3,173 - 73 - - 54,000 1,980 55,980 Lees burg Pi ke La nd Vi enna , VA Tys ons Corner 99% Owned 18,929 - 594 - - - 33,660 33,660 RTC - Wes t La nd Res ton, VA Res ton 100% Owned - - - - 648,000 650,000 52,000 1,350,000 Potoma c Ya rd La nd Ba y G Al exa ndri a , VA Potoma c Ya rd 98% Owned - - - - 490,000 268,030 48,510 806,540 Stonebri dge La nd Woodbri dge, VA Pri nce Wi l l i a m County 10% Owned - - - - 53,100 19,200 1,450 73,750 Tys ons Wes t - Pha s e I I I Vi enna , VA Tys ons Corner 87% Owned - - - - 329,727 260,311 43,385 633,422 Summi t I & I I La nd Res ton, VA Res ton 100% Owned - - - - - 700,000 - 700,000 Hoffma n Town Center Al exa ndri a , VA Al exa ndri a 100% Under Contra ct - - - 20,500 625,000 - - 625,000 Na yl or Sta ti on Templ e Hi l l s , MD Bra nch Avenue Corri dor 100% Under Contra ct - - - 16,550 574,500 - 14,000 588,500 Potoma c Ya rd La nd Ba y H Al exa ndri a , VA Potoma c Ya rd 80% Under Contra ct - - - 15,504 440,000 - - 440,000 Tys ons Wes t - Pha s e I I Vi enna , VA Tys ons Corner 87% Owned - - - - - 338,404 43,385 381,789 Ca pi tol Poi nt - North Opti on Wa s hi ngton, DC NoMa 59% Under Contra ct - - - 21,483 259,010 - - 259,010 Ca pi tol Poi nt - North Wa s hi ngton, DC NoMa 17% Owned - - - - 69,035 - - 69,035 965 Fl ori da Avenue Wa s hi ngton, DC U Street/Sha w 70% Under Contra ct - - - 1,749 - 245,700 36,050 281,750 Pa rkl a wn - South Rockvi l l e, MD Rockvi l l e Pi ke Corri dor 67% Owned - - - - 264,001 - - 264,001 5600 Fi s hers La ne - Wi ng C Rockvi l l e, MD Rockvi l l e Pi ke Corri dor 67% Owned - - - - 233,335 - - 233,335 L'Enfa nt Pl a za Offi ce - Center Wa s hi ngton, DC Southwes t 49% Owned - - - 760 171,483 - - 171,483 DCDF - 801 17th Street, NE Wa s hi ngton, DC H Street/NoMa 100% Under Contra ct - - - 8,900 - 230,500 12,000 242,500 L'Enfa nt Pl a za Offi ce - Southea s t Wa s hi ngton, DC Southwes t 49% Owned - - - 380 109,259 - - 109,259 5615 Fi s hers Dri ve Rockvi l l e, MD Rockvi l l e Pi ke Corri dor 18% Owned - - - - 19,170 - - 19,170 Res ton Hei ghts - Pha s e I I Res ton, VA Res ton 10% Owned - - - - - 9,400 250 9,650 Courthous e Metro La nd - Opti on Arl i ngton, VA Cl a rendon/Courthous e 18% Under Contra ct - - - 65 - 10,350 900 11,250 Ti ngey Wa s hi ngton, DC Southea s t 100% Owned - - - - - - 12,000 12,000 12511 Pa rkl a wn Dri ve Rockvi l l e, MD Rockvi l l e Pi ke Corri dor 18% Owned - - - - 1,170 - - 1,170 Potoma c Ya rd La nd Ba y F Al exa ndri a , VA Potoma c Ya rd 0% Ma s ter Devel oper - - - - - - - - Pro Rata Estimated Value as of March 31, 2016 ($000s)(5) $16,300 32,700 3,168 450 1,710 8,874 23,803 9,500 15,678 2,484 6,435 39,400 43,708 255 21,953 15,900 489 578 7,040 33,493 2,655 3,376 754 2,933 6,000 12,543 2,200 6,026 450 270 34 5,900 18 - Total 317,148 1,021 $12,229 $103,741 5,040,990 6,948,394 794,800 12,784,185 Leasehold Ga l l a udet Wa s hi ngton, DC NoMa 100% Under Contra ct - - - $4,578 86,000 987,500 150,500 1,224,000 Bethes da North Ma rri ott La nd Rockvi l l e, MD Rockvi l l e Pi ke Corri dor 18% Owned - - - - 98,730 - - 98,730 801 New Jers ey Avenue Wa s hi ngton, DC Ca pi tol Hi l l 99% Owned - - - 16,144 346,500 - - 346,500 55 H Wa s hi ngton, DC Ca pi tol Hi l l 100% Under Contra ct - - - 1,467 260,500 - - 260,500 Courthous e Metro La nd Arl i ngton, VA Cl a rendon/Courthous e 18% Owned - - - - - 48,060 3,510 51,570 Woodgl en Rockvi l l e, MD Rockvi l l e Pi ke Corri dor 18% Owned - - - - - - - - Twi nbrook Rockvi l l e, MD Rockvi l l e Pi ke Corri dor 18% Under Contra ct - - - - - - - - $327,078 $19,800 774 37,719 5,200 128 522 - Total - - - $22,189 791,730 1,035,560 154,010 1,981,300 $64,143 Total 317,148 1,021 $12,229 $125,930 5,832,720 7,983,954 948,810 14,765,485 Totals by Region Virginia Total 206,268 839 $10,196 $53,919 3,340,027 4,984,404 538,060 8,862,491 Maryland Total 110,880 182 $2,033 $16,550 1,190,906 1,535,850 200,200 2,926,956 Washington, DC Total - - - $55,461 1,301,787 1,463,700 210,550 2,976,037 $391,221 $232,226 $62,822 $96,173

D e b t S u m m a r y JBG Property Level Debt as of 3/31/2016 Current Annual Additional Debt Description Principal Balance Pro Rata Share of Principal Balance Stated Interest Rate Interest Rate Hedge (1) Asset Interest Rate Maturity Date 4747 Bethes da Avenue (2) Lees burg Pike Reta il (3) Upper Rock Reta il (4) 1600 K Street One Choke Cherry Res ton Arboretum 2115 Wis cons in Avenue 2121 Wis cons in Avenue Ros s lyn Ga tewa y - North, Ros s lyn Ga tewa y - South 5609 Fis hers La ne 275 N. Wa s hington RTC - Wes t Ca pitol Point - North Lynbrook Mea dowcreek Hillwood Brookda le Stoneridge The Shops At Ma rk Center(5) 5600 Fis hers La ne - U.S. Government Tena nt (GSA) Fort Totten Squa re, Fort Totten Squa re Reta il Hungerford Pla za 800 North Glebe Roa d 7770 Norfolk North End Reta il I Jeffers on Court Atla ntic Plumbing 5635 Fis hers La ne 16th & I Street $12,500 9,990 3,500 21,135 23,978 13,012 28,908 13,342 44,700 5,024 9,565 95,035 10,996 50,910 34,470 60,872 36,669 21,401 9,498 30,900 71,455 7,375 96,500 49,262 4,339 73,000 86,905 24,574 60,673 $12,500 9,890 3,500 21,135 23,978 13,012 28,908 13,342 8,046 3,349 9,565 95,035 1,856 50,910 34,470 60,872 36,669 21,401 9,498 20,600 71,004 7,375 96,500 39,374 4,339 73,000 55,619 2,457 43,612 L + 2.40% 3.13% L + 3.75% 4.93% L + 3.00% L + 2.75% 5.30% 5.30% L + 2.50% 5.00% 3.25% L + 2.35% L + 3.50% L + 2.50% L + 2.50% L + 2.50% L + 2.50% L + 2.50% L + 2.50% 2.03% L + 2.15% L + 3.00% L + 2.25% L + 2.40% L + 2.25% L + 2.25% L + 2.25% L + 4.75% L + 2.25% - Fixed - Fixed Swa p - Fixed Fixed - Fixed Fixed - Swa p - - - - - - Fixed Swa p Swa p - Swa p - - Swa p Ca p Swa p 2.83% 3.13% 4.18% 4.93% 3.70% 3.18% 5.30% 5.30% 2.93% 5.00% 3.25% 2.78% 4.12% 2.93% 2.93% 2.93% 2.93% 2.93% 2.93% 2.03% 4.23% 4.12% 2.68% 4.85% 2.68% 2.68% 3.67% 5.18% 4.77% 4/29/16 5/30/16 6/30/16 7/1/16 8/26/16 9/1/16 10/1/16 10/1/16 11/8/16 12/12/16 12/15/16 3/15/17 3/30/17 4/1/17 4/1/17 4/1/17 4/1/17 4/1/17 4/1/17 4/5/17 4/11/17 5/31/17 6/17/17 7/16/17 7/31/17 8/16/17 9/9/17 9/14/17 9/28/17 RANs Source: Exhibit 99.3 to the NYRT Current Report on Form 8-K, filed with the SEC on May 25, 2016, page 86. (1) (2) (3) (4) LIBOR is assumed to be 0.43 percent for loans which are denoted as floating with cap or floating (no hedge ). In April 2016, we agree to terms with our lender to extend this loan for one year to April 29, 2017. All terms will remain unchanged with the exception of the interest rate which will be L + 3.00 percent. In April 2016, we exercised an extension option to extend the loan to May 31, 2017. All other loan terms remained unchanged . We have a signed term sheet with the existing lender to fund vertical construction of this project. The construction loan is expected to close in the June of 2016. The maximum loan amount will be $11.5 million, the interest rate will be LIBOR + 2.00 percent, the loan term will be two years. RANs stands for Revenue Anticipation Notes. 42 (5)

D e b t S u m m a r y ( C o n t ’ d ) JBG Property Level Debt as of 3/31/2016 Current Annual Additional Debt Description Principal Balance Pro Rata Share of Principal Balance Stated Interest Rate Interest Rate Hedge (1) Asset Interest Rate Maturity Date The Tera no Ga lva n Notch 8, Notch 8 Reta il 1900 N Street(2) The Ala ire Cha rter Oa k(3) L'Enfa nt Pla za Office - North & Ea s t, Reta il - Ea s t& Wes t (4) CEB Tower a t Centra l Pla ce Artery Pla za Artery Pla za 5640 Fis hers La ne 13th & U Street 1900 N Street(5) 1233 20th Street The Foundry 11333 Woodglen Drive 6862 Elm Street Old Dominion Summit I, Summit II Cha s e Tower Stonebridge a t Potoma c Town Center - Pha s e I $37,798 72,895 68,433 1,510 38,269 11,000 205,273 16,424 83,130 15,000 10,218 3,267 28,270 44,206 44,224 14,000 22,546 12,091 59,000 96,220 94,000 48,375 326,000 98,815 38,500 30,480 18,265 109,645 43,580 $680 1,312 10,060 1,510 6,888 11,000 100,574 16,424 83,130 15,000 1,022 3,267 28,270 44,206 4,369 2,520 22,546 12,091 59,000 9,622 9,400 47,891 326,000 98,815 3,850 27,432 1,827 5,482 43,580 L + 2.10% L + 2.70% L + 1.95% 4.00% L + 2.10% L + 3.50% L + 3.65% L + 2.45% L + 1.75% L + 7.54% 5.83% L + 2.10% L + 2.50% 4.38% L + 1.85% L + 1.90% L + 1.80% L + 2.00% L + 1.90% L + 1.65% L + 1.70% 5.04% 6.00% 5.27% L + 1.60% L + 1.65% 7.19% L + 1.60% 3.78% Ca p Ca p Swa p Fixed Ca p Ca p Ca p Swa p Ca p Ca p Fixed Swa p Swa p Fixed Ca p Swa p Swa p Swa p Ca p - Swa p Fixed Fixed Fixed Swa p Swa p Fixed Swa p Fixed 2.53% 3.13% 3.53% 4.00% 2.53% 4.00% 4.28% 3.18% 2.18% 7.97% 5.83% 4.30% 4.07% 4.38% 2.28% 2.63% 3.33% 3.72% 2.33% 2.08% 3.25% 5.04% 6.00% 5.27% 3.70% 3.64% 7.19% 3.56% 3.78% 11/8/17 12/12/17 12/23/17 1/23/18 3/13/18 6/1/18 10/1/18 11/7/18 12/23/18 12/23/18 1/15/19 3/16/19 5/8/19 11/1/19 12/12/19 1/1/20 4/30/20 6/19/20 8/4/20 9/30/20 12/10/20 1/6/21 12/2/21 12/2/21 7/1/22 7/1/22 7/15/22 7/31/22 6/1/23 Senior Mezza nine Ta koma -La ngley Cros s roa ds Center, Vienna Wa lgreens , Pikes ville Wa lgreens DOT - U.S. Government Tena nt (GSA) DOT - U.S. Government Tena nt (GSA) Fa irwa y Apa rtments Kennedy Row 12735 Twinbrook Pa rkwa y The Ga le Fa lkla nd Cha s e - South & Wes t A-1 Note A-2 Note Source: Exhibit 99.3 to the NYRT Current Report on Form 8-K, filed with the SEC on May 25, 2016, page 86. (1) (2) (3) (4) (5) LIBOR is assumed to be 0.43 percent for loans which are denoted as floating with cap or floating (no hedge ). This loan is collateralized by a portion of the 1900 N Street land assemblage referred to as 1253 20th Street. The remaining portion of the property is encumbered by a separate loan. Charter Oak is comprised of two parcels. This loan is collateralized by one parcel, a separate loan is collateralized by the remainder of the site . This loan has an interest rate floor of 4.00 percent. The base rate for the loan is 3 month LIBOR, which was 0.63 percent as of March 31, 2016. This loan is collateralized by a portion of the 1900 N Street land assemblage referred to as 1920 N Street. The remaining por tion of the property is encumbered by a separate loan. 43

Debt Summary (Cont'd)

JBG Property Level Debt as of 3/31/2016

Asset	Additional Debt Description	Principal Balance	Pro Rata Share of Principal Balance	Stated Interest Rate	Interest Rate Hedge	Current Annual Interest Rate[1]	Maturity Date
Falkland Chase - North		$23,299	$23,299	L + 2.32%	Cap	2.75%	6/1/23
Bennington Crossings		43,009	43,009	3.65%	Fixed	3.65%	6/1/23
Charter Oak[2]		30,040	30,040	4.06%	Fixed	4.06%	6/1/23
NCI - U.S. Government Tenant (GSA)	A Note	52,065	52,065	3.90%	Fixed	3.90%	7/15/23
5625 Fishers Lane		43,159	4,316	7.21%	Fixed	7.21%	1/15/24
Fairmont Gardens		45,440	45,440	4.14%	Fixed	4.14%	7/1/24
La Plata Shopping Center		9,825	9,727	4.12%	Fixed	4.12%	2/1/25
Pickett Industrial Park		23,600	2,360	L + 1.45%	Swap	3.56%	9/4/25
5601 Fishers Lane - U.S. Government Tenant (GSA)	A Note	59,815	39,877	4.46%	Fixed	4.46%	4/15/29
5601 Fishers Lane - U.S. Government Tenant (GSA)	B Note	69,000	46,000	5.68%	Fixed	5.68%	4/15/29
5600 Fishers Lane - U.S. Government Tenant (GSA)	A Note	135,650	90,434	3.67%	Fixed	3.67%	8/5/30
NCI - U.S. Government Tenant (GSA)	B Note	112,240	112,240	6.10%	Fixed	6.10%	7/15/33
5600 Fishers Lane - U.S. Government Tenant (GSA)	B Note	172,660	115,107	5.48%	Fixed	5.48%	8/5/40
Reston Heights - Phase I[3]		-	-	-	-	-	-
Total		**$3,521,724**	**$2,483,498**				

Source: Exhibit 99.3 to the NYRT Current Report on Form 8-K, filed with the SEC on May 25, 2016, page 86.

(1) LIBOR is assumed to be 0.43 percent for loans which are denoted as floating with cap or floating (no hedge).

(2) Charter Oak is comprised of two parcels. This loan is collateralized by one parcel, a separate loan is collateralized by the remainder of the site.

(3) In March 2016, we signed a term sheet with a lender to fund vertical construction of this project. The minimum loan amount will be $95.6 million, the interest rate will be LIBOR + 2.00 percent, the loan term will be four years.

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